                                  SCHEDULE 14C
                                 (RULE 14C-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[X] Preliminary Information Statement        [ ] Confidential, for use of the
[ ] Definitive Information Statement             Commission only (as permitted
                                                 by Rule 14c-5(d)(2))

                                RISER FOODS, INC.
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[ ]      No fee required.

[X]      Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         1)   Title of each class of securities to which transaction applies:

                       Class A Common Stock $.01 par value

         2)   Aggregate number of securities to which transaction applies.

                  341,240 shares of Class A Common Stock

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act rule 0-11: $42.00

         4)   Proposed maximum aggregate value of transaction: $14,332,080

         5)   Total Fee paid: $299.88*

[X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)   Amount Previously Paid: $61,339.70*

         2)   Form, Schedule or Registration Statement No.: Schedule 14D-1

         3)   Filing Party: Talon Acquisition Company and Giant Eagle, Inc.

         4)   Date Filed: May 20, 1997


--------------

   *The amount previously paid was based upon 7,309,488 shares of Class A Common Stock outstanding as of May 13, 1997. Talon Acquisition Company ("Talon") purchased 7,002,948 shares of Class A Common Stock pursuant to its Offer to Purchase dated May 20, 1997. As of July 15, there were 7,344,188 shares of Class A Common Stock outstanding, representing 7,002,948 shares purchased by Talon and 341,240 shares held by persons other than Talon. The total fee with respect to the securities to which this transaction applies is $2,866.42, of which $299.88 is paid herewith (representing the fee with respect to the difference between the 7,308,488 shares outstanding as of May 13, 1997 and the 7,344,188 shares currently outstanding).

                                RISER FOODS, INC.
                               5300 RICHMOND ROAD
                           BEDFORD HEIGHTS, OHIO 44146

              -----------------------------------------------------


                              INFORMATION STATEMENT

              -----------------------------------------------------


                                  JULY __, 1997

              -----------------------------------------------------


         This Information Statement is furnished by the Board of Directors (the "Board") of Riser Foods, Inc., a Delaware corporation ("Riser"), to holders of outstanding shares of Class A Common Stock, par value $.01 per share (the "Shares") of Riser in connection with the Agreement and Plan of Merger, dated as of May 13, 1997, (the "Merger Agreement") by and among Riser, Giant Eagle, Inc., a Pennsylvania corporation ("Giant Eagle"), and Talon Acquisition Company, a Delaware corporation ("Purchaser"), pursuant to which Purchaser will be merged with and into Riser, and Riser will be the surviving company (the "Merger"). As a result of the Merger, Riser will be a wholly-owned subsidiary of Giant Eagle, and each outstanding Share (other than Shares that are owned by Riser, Giant Eagle or Purchaser or by stockholders who have validly perfected their appraisal rights under Delaware law) will be converted into the right to receive $42.00 in cash (the "Merger Consideration"). A copy of the Merger Agreement is attached hereto as Annex I.

        The Merger is the second step of a two-step transaction pursuant to which Giant Eagle, as the owner of all of the outstanding shares of Purchaser, will acquire the entire equity interest in Riser (other then certain preferred shares). The first step was a tender offer for the outstanding Shares at $42.00 per Share net to the seller in cash (the "Offer"). Purchaser acquired 7,002,948 Shares upon the consummation of the Offer on June 20, 1997, representing approximately 95% of the issued and outstanding Shares.

         As a result of the consummation of the Offer, Purchaser owns and has the right to vote a sufficient number of outstanding Shares to approve and adopt the Merger Agreement without the affirmative vote of any other holder of Shares, thereby assuring such approval and adoption. Purchaser plans to execute and deliver to Riser a written consent in lieu of a meeting of stockholders approving and adopting the Merger Agreement and authorizing the consummation of the Merger. SUCH WRITTEN CONSENT WILL BE SIGNED AND THE MERGER WILL BECOME EFFECTIVE 20 DAYS AFTER THIS INFORMATION STATEMENT IS FIRST MAILED TO STOCKHOLDERS OF RISER. RISER CURRENTLY ANTICIPATES THAT THE EFFECTIVE DATE OF THE MERGER WILL BE ON OR ABOUT AUGUST __, 1997.

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. PLEASE DO NOT SEND IN ANY OF YOUR STOCK CERTIFICATES AT THIS TIME.

         This Information Statement is first being mailed to stockholders on or about July __, 1997.

                This Information Statement is dated July __, 1997

                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----

SUMMARY  ...................................................................3

GENERAL  ...................................................................8

REQUIRED VOTE; WRITTEN CONSENT IN LIEU OF MEETING...........................8

PROCEDURE FOR RECEIPT OF MERGER CONSIDERATION...............................9

APPRAISAL RIGHTS...........................................................10

THE MERGER.................................................................13

REGULATORY MATTERS.........................................................23

THE MERGER AGREEMENT.......................................................23

SOURCE AND AMOUNT OF FUNDS.................................................27

BUSINESS ..................................................................28

SELECTED FINANCIAL DATA....................................................33

PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT...................34

AVAILABLE INFORMATION......................................................35

INDEX TO FINANCIAL STATEMENTS AND EXHIBITS.................................35

ANNEX I      AGREEMENT AND PLAN OF MERGER..................................36

ANNEX II     SECTION 262 OF THE GENERAL CORPORATION LAW OF DELAWARE.......101

ANNEX III    HOULIHAN LOKEY OPINION.......................................105

ANNEX IV     MCDONALD OPINION.............................................108

                                     SUMMARY

         The following is a summary of the more detailed information contained in this Information Statement. This Summary is not intended to be complete and is qualified in its entirety by the more detailed information contained elsewhere in this Information Statement, in the Annexes hereto and other documents referred to and incorporated herein by reference. Terms used but not defined in this Summary have the meanings ascribed to them elsewhere in this Information Statement. Cross references in this Summary are to the captions of sections in this Information Statement.

         Stockholders are urged to read this Information Statement and the Annexes hereto in their entirety.

                                  THE COMPANIES

         Riser is a Delaware corporation with its principal executive offices at 5300 Richmond Road, Bedford Heights, Ohio 44146. Riser's principal line of business is the distribution of groceries and related items through its retail supermarket subsidiary, Rini-Rego Supermarkets, Inc., and its wholesale distribution subsidiary, American Seaway Foods, Inc.

         Purchaser is a Delaware corporation and a wholly-owned subsidiary of Giant Eagle. Purchaser was organized to acquire Riser and has not conducted any unrelated activities since its organization. The principal offices of Purchaser are located at 101 Kappa Drive, RIDC Park, Pittsburgh, Pennsylvania 15238-2809.

         All outstanding shares of capital stock of Purchaser are owned by Giant Eagle, a Pennsylvania corporation. Giant Eagle is principally engaged in the retail sale and distribution of groceries and related items. The principal offices of Giant Eagle are located at 101 Kappa Drive, RIDC Park, Pittsburgh, Pennsylvania 15238-2809.

                                     GENERAL

         This Information Statement is being delivered in connection with the merger of Purchaser into Riser. As a result of the Merger, Riser will be a wholly-owned subsidiary of Giant Eagle, and each outstanding Share (other than Shares that are owned by Riser, Giant Eagle or Purchaser or by stockholders who have validly perfected their appraisal rights under Delaware law) will be converted into the right to receive $42.00 in cash. A copy of the Merger Agreement is attached hereto as Annex I.

         The Merger is the second step of a two-step transaction pursuant to which Giant Eagle, as the owner of all of the outstanding shares of Purchaser, will acquire the entire equity interest in Riser, except for certain preferred shares of Riser that are owned by a subsidiary. The first step was the Offer for the outstanding Shares at $42.00 per Share net to the seller in cash. Purchaser acquired 7,002,948 Shares upon the consummation of the Offer on June 20, 1997, representing approximately 95% of the issued and outstanding Shares.

                REQUIRED VOTE; WRITTEN CONSENT IN LIEU OF MEETING

         The Delaware General Corporation Law ("DGCL") provides that the adoption of any plan of merger or consolidation by Riser requires the approval of the Board of Directors and the affirmative vote of a majority of the outstanding shares entitled to vote thereon (including the votes of any Shares owned by the Purchaser). The Board of Directors of Riser has authorized and approved the Offer and the Merger. Under Riser's Second Amended Certificate of Incorporation (the "Riser Certificate") the holders of not less than 80% of the outstanding Shares and shares of Class B Common Stock, $.01 par value ("Class B Shares"), voting together as a single class, must also approve the Merger. In addition, the Riser Certificate requires that any change in the Riser Certificate which adversely affects the holders of the Class B Shares must be approved by the holders of at least 80% of the outstanding Class B Shares. All of the Class B Shares were tendered to and purchased by Purchaser, but the Riser Certificate prohibits transfer of Class B Shares to anyone who is not a "Permitted Transferee", as such term is defined in the Riser Certificate, and provides that any Class B Shares transferred in violation of such prohibition are automatically converted into Shares. Accordingly, there are no Class B Shares presently outstanding.

         As a result of the consummation of the Offer, Purchaser owns and has the right to vote a sufficient number of outstanding Shares to approve and adopt the Merger Agreement without the affirmative vote of any other holder of Shares, thereby assuring such approval and adoption. Purchaser plans to execute and deliver to Riser a written consent in lieu of a meeting of stockholders approving and adopting the Merger Agreement and authorizing the consummation of the Merger.

                  PROCEDURE FOR RECEIPT OF MERGER CONSIDERATION

         A Letter of Transmittal will be sent to all stockholders of Riser under separate cover following the consummation of the Merger. The Letter of Transmittal must be completed and returned as directed therein along with certificates representing the Shares covered thereby or the Shares covered thereby must be delivered by book entry transfer. Checks for the Merger Consideration will be sent to stockholders as soon as practicable after receipt of Letters of Transmittal and certificates or Shares, as applicable. Detailed instructions concerning the procedure for receipt of Merger Consideration are set forth in the Letter of Transmittal and elsewhere herein. See "PROCEDURE FOR RECEIPT OF MERGER CONSIDERATION."

                                APPRAISAL RIGHTS

         Under Delaware law, holders of Shares who do not vote to approve the Merger and who otherwise strictly comply with the applicable requirements of the General Corporation Law of Delaware may dissent from the Merger and demand payment in cash of the fair value of their Shares. See "APPRAISAL RIGHTS" and Annex II hereto.

                                   THE MERGER

         BACKGROUND TO THE MERGER. For a description of events leading to the approval of the Merger Agreement by the Board of Riser, see "THE MERGER - Background to the Merger".

         APPROVAL OF THE BOARD. On May 13, 1997, the Board of Riser unanimously determined that each of the Merger Agreement, the Offer and the Merger is fair to and in the best interests of the stockholders of Riser and approved and adopted the Merger Agreement. See "THE MERGER - Background to the Merger".

         INTEREST OF CERTAIN PERSONS IN THE MERGER. On May 13, 1997, in connection with the execution of the Merger Agreement, Giant Eagle entered into five-year Employment Agreements with Anthony C. Rego, Chairman of the Board and Chief Executive Officer of Riser, and Charles A. Rini, Sr., President and Chief Operating Officer of Riser. Pursuant to the Employment Agreements, Mr. Rego will be the Vice Chairman of Giant Eagle and Chief Executive Officer of Riser, and Mr. Rini will be the Executive Vice President of Giant Eagle and President and Chief Operating Officer of Riser. See "THE MERGER - Employment Agreements".

         Each of the executive officers of Riser held stock options to purchase Shares. All of such options were canceled in exchange for a cash payment to the holder of an amount equal to the excess, if any, of $42.00 over the exercise price under such option. See "THE MERGER - Stock Plans".

         The Delaware General Corporation Law permits a company to indemnify its officers and directors under certain specified circumstances and also requires such indemnification under specified circumstances. In addition, as permitted by law, the Riser Certificate contains a provision eliminating the personal liability of a director to Riser and its stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain statutory exceptions. Riser's Bylaws also contain a provision providing for mandatory indemnification of officers and directors in certain circumstances. The Merger Agreement provides that the Certificate of Incorporation of Riser shall contain provisions with respect to matters occurring prior to the Effective Time that are no less favorable with respect to indemnification than are set forth in Article XV of the Riser Certificate, which provisions shall not be amended, repealed or otherwise modified in any manner that would have an adverse effect on the rights thereunder of individuals who as of May 13, 1997 or at the Effective Time are directors, officers, employees, fiduciaries or agents of Riser, unless such modification shall be required by law. See "THE MERGER - Indemnification of Officers and Directors".

         OPINIONS OF FINANCIAL ADVISORS. Houlihan Lokey Howard & Zukin, Inc. ("Houlihan Lokey"), Riser's financial advisor, and McDonald & Company Securities, Inc. ("McDonald"), financial advisor to certain of Riser's non-officer directors, delivered written opinions, dated May 13, 1997, to the Board of Directors that the consideration to be received by the stockholders of Riser in the Offer and the Merger is fair from a financial point of view. Such opinions will not be updated to a more current date. The full text of the Houlihan Lokey opinion is set forth in Annex III hereto, and the full text of the McDonald opinion is set forth in Annex IV hereto. Both opinions should be read in their entirety. See "THE MERGER - Recommendation of Board".

         PURPOSE OF THE MERGER. The purpose of the Merger is to enable Giant Eagle, through Purchaser, to acquire the remaining equity interest in Riser not currently owned by Purchaser except for 24,858 shares of preferred stock held by 5300 Richmond Road Corp., a subsidiary of Riser, which will remain outstanding after the Merger.

         CONDITIONS TO THE MERGER. The Merger Agreement provides that the respective obligations of each party to effect the Merger are subject to the satisfaction or waiver on or prior to the Merger becoming effective (the "Effective Time") of the following conditions: (1) the Merger Agreement shall have been approved and adopted by the affirmative vote of Riser's stockholders by the requisite percentage in accordance with applicable law and the Riser Certificate, and the Certificate of Merger shall have been executed and delivered by Riser and filed with the Secretary of State of the State of Delaware, (2) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that each of the parties has agreed to use its best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any injunction or other order that may be entered, (3) all regulatory and related approvals (in addition to any approval contemplated by the HSR Act) shall have been obtained on terms mutually satisfactory to Giant Eagle and Riser, except for any approval the failure of which to obtain would not have a material adverse effect on either Giant Eagle or the Riser and (4) Purchaser or its permitted assignee shall have purchased all Shares validly tendered and not withdrawn pursuant to the Offer; provided, however, that this condition shall not be applicable to the obligations of Giant Eagle or Purchaser if, in breach of the Merger Agreement or the terms of the Offer, Purchaser fails to purchase any Shares validly tendered and not withdrawn pursuant to the Offer. The conditions set forth in clauses (3) and (4) above have been satisfied, and the condition set forth in clause (1) will be satisfied by Purchaser executing a written consent in lieu of a meeting to approve and adopt the Merger Agreement. Therefore, only the condition set forth in clause (2) above relating to legal actions has not presently been satisfied or waived.

         REGULATORY MATTERS. The waiting period under the HSR Act was terminated on May 30, 1997. No other regulatory approval is required for the Merger. See "THE MERGER - Regulatory Matters".

         CERTAIN FEDERAL INCOME TAX CONSEQUENCES. Sales of Shares pursuant to the Offer and the receipt of the right to receive cash by stockholders of Riser pursuant to the Merger will be taxable transactions for Federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code"), and may also be taxable transactions under applicable state, local, foreign and other tax laws. See "THE MERGER - Certain Income Tax Consequences".

                           SOURCE AND AMOUNT OF FUNDS

         Giant Eagle funded the purchase price of the Shares purchased in the Offer, and the repayment of certain debt of Riser, and intends to fund the aggregate Merger Consideration, through borrowings under a credit agreement with its bank. Purchaser and Giant Eagle estimate that the total amount of the funds required by the Purchaser to fund the aggregate Merger Consideration payable in respect of the remaining 341,240 Shares outstanding is $14,332,080. See "SOURCE AND AMOUNT OF FUNDS".

                   SELECTED HISTORICAL FINANCIAL DATA OF RISER

         Set forth below is certain selected consolidated financial information with respect to Riser and its subsidiaries excerpted or derived from the information contained in Riser's Annual Report on Form 10-K for the fiscal year ended June 29, 1996, as well as Riser's Quarterly Report on Form 10-Q for the quarter ended April 5, 1997. More comprehensive financial information is included in such reports and other documents filed by Riser with the Securities and Exchange Commission (the "Commission") and incorporated herein by reference, and the following selected financial data is qualified in its entirety by reference to such reports and such other documents and all the financial information (including any related notes) contained therein. Such reports and other documents should be available for inspection and copies thereof should be obtainable in the manner set forth below under "AVAILABLE INFORMATION".

                                RISER FOODS, INC.

                   SELECTED CONSOLIDATED FINANCIAL INFORMATION
                 (in millions, except per share data and ratios)

                                                          40 WEEKS ENDED                   FISCAL YEAR ENDED
                                                    ----------------------       -------------------------------------
                                                    APRIL 5,       APRIL 6,      JUNE 29,        JULY 1,        JULY 2,
                                                      1997           1996          1996           1995           1994
                                                      ----           ----          ----           ----           ----
                                                            (UNAUDITED)
STATEMENT OF INCOME DATA:
     Net sales                                      $1,030.7        $984.9       $1,285.2      $1,185.0       $1,121.6
     Net income                                         14.4          11.7           16.6          11.6            8.4
     Net income per share                                1.77          1.45           2.05          1.42           1.03

                                                                                    At             At             At
                                                                                 April 5,       June 29,        July 1,
                                                                                   1997           1996           1995
                                                                                   ----           ----           ----
                                                                                (unaudited)
BALANCE SHEET DATA:
     Working capital                                                                $20.9         $15.0          $23.9
     Property, equipment & capital leases, net                                      144.2         124.0          118.1
     Total assets                                                                   284.1         262.3          268.5
     Long-term obligations
         Debt                                                                        48.0          32.5           55.7
         Capital leases                                                               4.7           5.5            6.8
     Liabilities-to-equity ratio                                                      1.7           1.9            2.6

     PRICE RANGE OF THE SHARES; DIVIDENDS ON THE SHARES

     The Shares are traded on the American Stock Exchange ("AMEX") under the symbol "RSR". The following table sets forth, for each of the periods indicated, the high and low reported sales prices per Share as reported by the AMEX and the Dow Jones News Retrieval Service.

                                                                       SALES PRICE
                                                                 ---------------------
                                                                  HIGH           LOW
                                                                  ----          -----
Fiscal year ended June 29, 1996
     First Quarter                                                $14.50        $ 9.75
     Second Quarter                                                16.38         13.38
     Third Quarter                                                 20.00         14.13
     Fourth Quarter                                                24.00         17.75

Fiscal year ended June 28, 1997
     First Quarter                                                $27.75        $23.25
     Second Quarter                                                32.13         25.38
     Third Quarter                                                 34.13         30.00
     Fourth Quarter                                                43.50         31.88

Fiscal year ending June 27, 1998
     First Quarter (through July __, 1997)                        $__.__        $__.__


         On May 13, 1997, the last full day of trading before the public announcement of the execution of the Merger Agreement, the reported closing sale price of the Shares on the AMEX was $40.88 per Share. On May 19, 1997, the last full day of trading before the commencement of the Offer, the reported closing sale price of the Shares on the AMEX was $41.63 per Share. On July __, 1997, the reported closing sale price of the Shares on the AMEX was $__.__ per share. STOCKHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR THE SHARES.

         Riser has paid a regular quarterly cash dividend of $.05 per Share since October 10, 1995, which quarterly dividend was increased to $.06 per Share with the dividend paid on October 8, 1996.

                                     GENERAL

         This Information Statement is being delivered in connection with the merger of Purchaser into Riser. As a result of the Merger, Riser will be a wholly-owned subsidiary of Giant Eagle, and each outstanding Share (other than Shares that are owned by Riser, Giant Eagle or Purchaser or by stockholders who have validly perfected their appraisal rights under Delaware law) will be converted into the right to receive $42.00 in cash. A copy of the Merger Agreement is attached hereto as Annex I.

         The Merger is the second step of a two-step transaction pursuant to which Giant Eagle, as the owner of all of the outstanding shares of Purchaser, will acquire the entire equity interest in Riser, except for certain preferred shares. The first step was the Offer for the outstanding Shares at $42.00 per Share net to the seller in cash. Purchaser acquired 7,002,948 Shares upon the consummation of the Offer on June 20, 1997, representing approximately 95% of the issued and outstanding Shares.

                REQUIRED VOTE; WRITTEN CONSENT IN LIEU OF MEETING

         The Delaware General Corporation Law ("DGCL") provides that the adoption of any plan of merger or consolidation by Riser requires the approval of the Board of Directors and the affirmative vote of a majority of the outstanding shares entitled to vote thereon (including the votes of any Shares owned by the Purchaser). The Board of Directors of Riser has authorized and approved the Offer and the Merger. Under the Riser Certificate, the holders of not less than 80% of the outstanding Shares and Class B Shares, voting together as a single class, must also approve the Merger. In addition, the Riser Certificate requires that any change in the Riser Certificate which adversely affects the holders of the Class B Shares must be approved by the holders of at least 80% of the outstanding Class B Shares. All of the outstanding Class B Shares were tendered to and purchased by Purchaser for $42.00 per share, but the Riser Certificate prohibits transfer of Class B Shares to anyone who is not a "Permitted Transferee", as such term is defined in the Riser Certificate, and provides that any Class B Shares transferred in violation of such prohibition are automatically converted into Shares. Accordingly, there are no Class B Shares presently outstanding.

         As a result of the consummation of the Offer, Purchaser owns and has the right to vote a sufficient number of outstanding Shares to approve and adopt the Merger Agreement without the affirmative vote of any other holder of Shares, thereby assuring such approval and adoption. Purchaser plans to execute and deliver to Riser a written consent in lieu of a meeting of stockholders approving and adopting the Merger Agreement and authorizing the consummation of the Merger.

         The Merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware in accordance with the DGCL. As used in this Information Statement, "Effective Time" means the effective time of the Merger under the DGCL.

                  PROCEDURE FOR RECEIPT OF MERGER CONSIDERATION

         VALID SURRENDER OF SHARES. A Letter of Transmittal will be sent to the Riser stockholders under separate cover promptly following the Effective Time. For a stockholder validly to surrender Shares pursuant to the Merger, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), together with any required signature guarantees and any other required documents, must be received by the Depositary at one of its addresses set forth on the Letter of Transmittal and either certificates for tendered Shares must be received by the Depositary named in the Letter of Transmittal at one of such addresses or such Shares must be delivered pursuant to the procedure for book-entry transfer set forth below (and a Book-Entry Confirmation (as defined below) received by the Depositary).

         BOOK-ENTRY TRANSFER. The Depositary will establish an account with respect to the Shares at The Depository Trust Company and the Philadelphia Depository Trust Company (the "Book-Entry Transfer Facilities") for purposes of the Merger. Any financial institution that is a participant in any of the Book-Entry Transfer Facilities' systems may make book-entry delivery of Shares by causing a Book-Entry Transfer Facility to transfer such Shares into the Depositary's account in accordance with such Book-Entry Transfer Facility's procedures for such transfer. However, although delivery of Shares may be effected through book-entry transfer into the Depositary's account at a Book-Entry Transfer Facility, the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees and any other required documents, must, in any case, be transmitted to, and received by, the Depositary at one of its addresses set forth on the Transmittal Letter, or the surrendering stockholder must comply with the guaranteed delivery procedure described below. The confirmation of a book-entry transfer of Shares into the Depositary's account at a Book-Entry Transfer Facility as described above is referred to herein as a "Book-Entry Confirmation". DELIVERY OF DOCUMENTS TO A BOOK-ENTRY TRANSFER FACILITY IN ACCORDANCE WITH SUCH BOOK-ENTRY TRANSFER FACILITY'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE DEPOSITARY.

         THE METHOD OF DELIVERY OF SHARES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE SURRENDERING STOCKHOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED.

         SIGNATURE GUARANTEES. No signature guarantee is required on the Letter of Transmittal if (1) the Letter of Transmittal is signed by the registered holder of Shares (which term, for purposes of this Section, includes any participant in any of the Book-Entry Transfer Facilities' systems whose name appears on a security position listing as the owner of the Shares) tendered therewith and such registered holder has not completed either the box entitled "Special Delivery Instructions" or the box entitled "Special Payment Instructions" on the Letter of Transmittal or (2) such Shares are tendered for the account of a firm that is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. (the "NASD"), or a commercial bank or trust company having an office or correspondent in the United States or by any other "eligible guarantor institution", as such term is defined in Rule 17Ad-15 under the Exchange Act (each, an "Eligible Institution"). In all other cases, all signatures on the Letters of Transmittal must be guaranteed by an Eligible Institution. If the certificates for Shares are registered in the name of a person other than the signer of the Letter of Transmittal, or if payment is to be made or certificates for Shares not tendered or not accepted for payment are to be issued to a person other than the registered holder of the certificates surrendered, the surrendered certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name or names of the registered holders or owners appear on the certificates, with the signatures on the certificates or stock powers guaranteed as aforesaid.

         DETERMINATION OF VALIDITY. All questions as to the validity, form, eligibility and acceptance of any surrender of Shares will be determined by Giant Eagle in its sole discretion, which determination will be final and binding.

         BACKUP WITHHOLDING. In order to avoid "backup withholding" of Federal income tax on payments of cash pursuant to the Merger, a stockholder surrendering Shares in the Merger must provide the Depositary with such stockholder's correct taxpayer identification number ("TIN") on a Substitute Form W-9 and certify under penalties of perjury that such TIN is correct and that such stockholder is not subject to backup withholding. Certain stockholders (including, among others, all corporations and certain foreign individuals and entities) are not subject to backup withholding. If a stockholder does not provide its correct TIN or fails to provide the certifications described above, the Internal Revenue Service ("IRS") may impose a penalty on such stockholder and payment of cash to such stockholder pursuant to the Offer may be subject to backup withholding of 31%. All stockholders surrendering Shares pursuant to the Merger should complete and sign the main signature form and the Substitute Form W-9 included as part of the Letter of Transmittal to provide the information and certification necessary to avoid backup withholding (unless an applicable exemption exists and is proved in a manner satisfactory to Purchaser and the Depositary). Noncorporate foreign stockholders should complete and sign the main signature form and a Form W-8, Certificate of Foreign Status, a copy of which may be obtained from the Depositary, in order to avoid backup withholding.

                                APPRAISAL RIGHTS

         Holders of Shares are entitled to appraisal rights in accordance with
Section 262 of the DGCL (which is reproduced in full in Annex II hereto). Such appraisal rights, if the statutory procedures are complied with, would result in a judicial determination of the "fair value" of the Shares owned by such holders. Any such judicial determination of the fair value of the Shares could be based upon considerations other than or in addition to the price paid in the Offer and to be paid in the Merger and the market value of the Shares, including asset values, the investment value of the Shares and any other valuation considerations generally accepted in the investment community. In WEINBERGER V. UOP, INC., the Delaware Supreme Court stated that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in an appraisal proceeding. The Weinberger court also noted that under Section 262 of the DGCL, fair value is to be determined "exclusive of any element of value arising from the accomplishment or expectation of the merger." In CEDE & CO. V. TECHNICOLOR, INC., however, the Delaware Supreme Court stated that, in the context of a two-step cash merger, "to the extent that value has been added following a change in majority control before cash-out, it is still value attributable to the going concern," to be included in the appraisal process. As a consequence of the foregoing, the fair value determined for Shares could be the same as or more or less than the value of the consideration per Share paid pursuant to the Offer and to be paid in the Merger and payment of such consideration would take place subsequent to payment pursuant to the Merger.

         Several recent decisions by the Delaware courts have held that a substantial stockholder of a corporation involved in a merger has a fiduciary duty to the other stockholders which requires that the merger be fair to such other stockholders. In determining whether a merger is fair to minority stockholders, the Delaware courts have considered, among other things, the type and amount of consideration received by the stockholders and whether there was fair dealing among the parties. The Delaware Supreme Court indicated in Weinberger and in RABKIN V. PHILIP A. HUNT CHEMICAL CORP. that ordinarily the remedy available to stockholders in a merger that is found not to be "fair" to minority stockholders is the right to appraisal described above or a damages remedy based on essentially the same principles.

         No provision has been made by Riser, Purchaser or Giant Eagle to allow access to Riser's files by unaffiliated stockholders or to obtain counsel or appraisal services at the expense of Riser, Purchaser or Giant Eagle.

         THE FOLLOWING SUMMARY IS NOT A COMPLETE STATEMENT OF THE LAW RELATING TO APPRAISAL RIGHTS AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO ANNEX II. THIS SUMMARY AND ANNEX II SHOULD BE REVIEWED CAREFULLY BY ANY HOLDER WHO WISHES TO EXERCISE STATUTORY APPRAISAL RIGHTS OR WHO WISHES TO PRESERVE THE RIGHT TO DO SO BECAUSE FAILURE TO COMPLY STRICTLY WITH THE PROCEDURES SET FORTH HEREIN AND THEREIN WILL RESULT IN THE LOSS OF APPRAISAL RIGHTS.

         In accordance with Section 262, any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of this Information Statement, demand in writing from Riser the appraisal of the fair value of such stockholder's Shares. Such demand must reasonably inform Riser of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of the fair value of such stockholder's Shares. Any stockholder (other than a record owner who is acting as a nominee holder for different beneficial owners) seeking to exercise appraisal rights for a portion, but not all, of such stockholder's Shares should consult with legal counsel before taking any such action. Riser believes that Delaware law has not clearly addressed the ability of such a stockholder to exercise appraisal rights with respect to a portion, but not all, of such stockholder's Shares. Stockholders should be aware of the risk that should a stockholder seek to exercise appraisal rights with respect to a portion, but not all, of such stockholder's Shares, Riser may assert that by doing so such stockholder has waived such stockholder's appraisal rights and a Delaware court may find that such stockholder has so waived such stockholder's appraisal rights. A stockholder who elects to exercise appraisal rights must mail or deliver such stockholder's written demand to the President of Riser at 5300 Richmond Road, Bedford Heights, Ohio 44146.

         A demand for appraisal must be executed by or for the stockholder of record, fully and correctly, as such stockholder's name appears on the certificate or certificates representing his Shares. If the Shares are owned of record in a fiduciary capacity, such as by a trustee, guardian, or custodian, such demand must be executed by the fiduciary. If the Shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record;

however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, such person is acting as agent for the record owner.

         A record owner, such as a broker, who holds Shares as a nominee for others, may exercise appraisal rights with respect to the Shares held for all or less than all beneficial owners of Shares as to which such person is the record owner. In such case, the written demand must set forth the number of Shares covered by such demand. Where the number of Shares is not expressly stated, the demand will be presumed to cover all Shares outstanding in the name of such record owner. Beneficial owners who are not record owners and who intend to exercise appraisal rights should instruct the record owner to comply strictly with the statutory requirements with respect to the exercise of appraisal rights.

         Within 120 days after the Effective Time, either Riser, as the surviving corporation in the Merger (the "Surviving Corporation"), or any stockholder who has complied with the required conditions of Section 262 may file a petition in the Delaware Court of Chancery (the "Delaware Chancery Court") demanding a determination of the fair value of the Shares of the dissenting stockholders. If a petition for an appraisal is timely filed, after a hearing on such petition, the Delaware Chancery Court will determine which stockholders are entitled to appraisal rights and will appraise the Shares formerly owned by such stockholders, determining the fair value of such Shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Delaware Chancery Court is to take into account all relevant factors.

         Stockholders considering seeking appraisal should note that the "fair value" of their Shares determined under Section 262 could be more than, the same as or less than $42.00 per Share, and that opinions of investment banking firms as to fairness, from a financial point of view, are not opinions as to fair value under Section 262. The cost of the appraisal proceeding may be determined by the Delaware Chancery Court and taxed against the parties as the Delaware Chancery Court deems equitable in the circumstances. Upon application of a dissenting stockholder, the Delaware Chancery Court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all Shares entitled to appraisal.

         From and after the Effective Time, no stockholder who has duly demanded appraisal in compliance with Section 262 will be entitled to vote for any purpose the Shares subject to such demand or to receive payment of dividends or other distributions on such Shares, except for dividends or distributions payable to stockholders of record at a date prior to the Effective Date.

         At any time within 60 days after the Effective Time, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered in the Merger Agreement; after this period, a stockholder may withdraw such stockholder's demand for appraisal only with the consent of the Riser. If no petition for appraisal is filed with the Delaware Chancery Court within 120 days after the Effective Time, stockholders' rights to appraisal shall cease, and all stockholders who had previously demanded appraisal shall thereafter be entitled to receive the Merger Consideration in cash, without interest thereon, upon surrender of the certificates that formerly represented their Shares. Inasmuch as Riser has no obligation to file such a petition, and has no present intention to do so, any stockholder who desires such a petition to be filed is advised to file it on a timely basis. However, no petition timely filed in the Delaware

Chancery Court demanding appraisal shall be dismissed as to any stockholder without the approval of the Delaware Chancery Court, and such approval may be conditioned upon such terms as the Delaware Chancery Court deems just.

         FAILURE TO FOLLOW THE STEPS REQUIRED BY SECTION 262 OF THE DGCL FOR PERFECTING APPRAISAL RIGHTS MAY RESULT IN THE LOSS OF SUCH RIGHTS.

                                   THE MERGER

BACKGROUND OF THE OFFER AND THE MERGER

         Set forth below is a description of the background of the Offer and the Merger.

         In 1991, Riser and Giant Eagle engaged in preliminary discussions about a possible combination of the two companies. Riser engaged Houlihan Lokey to assist in evaluating Riser and Giant Eagle. However, after several weeks of discussions and evaluation, Giant Eagle and Riser elected not to proceed with such a transaction and terminated the discussions.

         Between 1991 and 1996, representatives of Riser and Giant Eagle had occasional conversations about their respective businesses but did not resume discussions concerning a possible combination.

         On August 22, 1996, representatives of Riser and Giant Eagle met to discuss their respective businesses, the growth of their respective companies and the existence of a strategic fit between the companies, and they renewed discussions concerning a possible combination of the companies. Discussions between representatives of the companies resumed on November 22, 1996, at which time Giant Eagle indicated that it had a serious interest in pursuing a combination with Riser, and continued at various meetings held in December 1996 and January 1997, at which time various acquisition and combination strategies, the synergies between the companies, management and operational issues and related issues were discussed.

         On January 16, 1997, Riser and Giant Eagle entered into a Confidentiality Agreement pursuant to which each party agreed to treat as confidential the discussions and negotiations and certain information provided to it by or on behalf of the other party.

         In February 1997, management of Riser informed the directors of Riser about the discussions regarding a potential business combination involving a stock-for-stock merger. On February 12, 1997, representatives of Riser met with a representative of Houlihan Lokey in New York regarding a potential business combination. On February 13, 1997, representatives of Riser and Houlihan Lokey met in Pittsburgh with representatives of Giant Eagle and Giant Eagle's financial advisor, Parker/Hunter Incorporated ("Parker/Hunter"), at which time issues regarding the valuation of Riser and Giant Eagle were discussed. Thereafter, representatives of Riser and Giant Eagle continued discussions regarding due diligence, document preparation and various legal issues, including Giant Eagle's requirement that Messrs. Rego and Rini enter into employment agreements with Giant Eagle concurrently with any agreement regarding a merger. On February 28, 1997, Riser formally engaged Houlihan Lokey to assist Riser in its evaluation of a possible transaction with Giant Eagle.

         On March 7, 1997, the Board held its regular quarterly meeting. As part of that meeting, management of Riser updated the directors on the status of negotiations with Giant Eagle with respect to a proposed stock-for-stock merger. The Board discussed the benefits and challenges of such a merger and the process that would be necessary to complete it. Management responded to various questions concerning Giant Eagle, and legal counsel to Riser discussed certain legal aspects of the proposed merger. Houlihan Lokey presented the Board with its analysis of a stock-for-stock transaction and led the Board through a detailed discussion of its analysis, including available alternatives. The Board also considered information provided by Houlihan Lokey and Riser's management regarding alternative transactions and other potential acquirors of Riser. The Board was advised by management and Houlihan Lokey that there were a limited number of potential merger candidates or acquirors having a contiguous geographic location which would be strategically compatible with an acquisition of Riser or whose structure would complement Riser's retail and wholesale structure. Of that limited number, none had made any proposals or offers for Riser. No action was taken by the Board at this meeting with respect to the proposed merger, but the Board directed management to continue discussions with Giant Eagle.

         Representatives of Riser and Giant Eagle met on March 13, 1997 in Youngstown, Ohio and on March 21, 1997 in Pittsburgh to continue discussions regarding various management, control and operational issues and to discuss the structure of the proposed stock-for-stock merger. However, the companies were unable to reach a definitive agreement on the proposed stock-for-stock merger, and at this time, they decided to suspend discussions while Riser and Giant Eagle evaluated the advantages and disadvantages of the structure and consequences of a business combination of that type. Thereafter, representatives of Riser and Giant Eagle had occasional telephone conversations regarding whether to renew discussions regarding the proposed merger.

         On April 25, 1997, representatives of Riser, Giant Eagle, Houlihan Lokey and Parker/Hunter resumed negotiations at a meeting in Pittsburgh. At this meeting, Giant Eagle informed Riser that it had decided to remain a privately-held company and was therefore unwilling to proceed with the stock-for-stock merger. However, Giant Eagle stated it was prepared to make a cash tender offer at $40.00 per share for all of Riser's Class A Common Stock which, if successful, would be followed by a merger in which the holders of Shares who did not tender and the holders of Class B Shares would also be paid $40.00 per share. Giant Eagle's offer was conditioned upon negotiation of definitive agreements, including but not limited to the Employment Agreements for Messrs. Rego and Rini. On April 28, 1997, a representative of Parker/Hunter met with representatives of Houlihan Lokey in New York to determine if there was a basis on which they could recommend to their respective clients that discussions should continue regarding an acquisition by Giant Eagle of 100% of the Shares and Class B Shares. Thereafter, representatives of Riser and Giant Eagle engaged in continuing discussions regarding the value of Giant Eagle's proposed tender offer, the Stockholders Agreement, the Employment Agreements and various other terms of the tender offer, including a $11 million termination fee proposed by Giant Eagle. These discussions ultimately resulted in Giant Eagle increasing its offer to $42.00 per share.

         Riser issued a press release on May 2, 1997 in which it stated that it was engaged in negotiations with an unidentified supermarket chain and that there was no assurance that a transaction would result from those negotiations.

         On May 4, 1997, the Board held a special meeting by telephone at which management of Riser apprised the directors that Giant Eagle had made an offer of $42.00 per Share and discussed other changes in the proposed transaction with Giant Eagle since the March 7, 1997 meeting of Riser's Board of Directors. Houlihan Lokey also presented a summary of its financial analysis of the proposed transaction. On May 4, 1997, certain non-employee directors of Riser, namely, Robert H. Kanner, William A. Miller, Jack A. Robinson and James A. Schlindwein (the "Outside Directors"), retained legal counsel to advise them regarding the proposed transaction.

         Prior to the opening of trading on the AMEX on May 5, 1997, Riser issued another press release in which it disclosed that it had received a cash tender offer of $42.00 per share from an unidentified supermarket chain, but that no agreement had been reached between the parties and that there could be no assurance that the transaction would be consummated.

         Later on May 5, 1997, the Outside Directors met with their legal counsel to discuss their duties, and following their meeting, the Board held a special meeting to further consider the cash tender offer and proposed merger. At the meeting, Riser's management and legal counsel apprised the Board of the status of negotiations and discussed the likely timing of the transaction, the structure of the transaction and the conditions to consummation of the offer, the right of the Board to terminate the merger and to accept a superior proposal after Riser paid a termination fee of $11 million and the other principal terms of the Merger Agreement, the Stockholders Agreement and the Employment Agreements. Management of Riser and Houlihan Lokey reiterated their comments originally expressed at the Board's meeting on March 7, 1997 regarding the limited number of potential merger candidates or acquirors. Houlihan Lokey then provided the Board with a copy of its financial presentation concerning the Offer and formally stated its opinion (the "Houlihan Lokey Fairness Opinion") that, based upon and subject to certain considerations and assumptions, the consideration to be received by the holders of Shares and Class B Shares pursuant to the Offer and the Merger is fair from a financial point of view to such holders. A copy of the Houlihan Lokey Fairness Opinion containing the assumptions made, procedures followed, matters considered and limits of its review is attached hereto as Annex III and is incorporated herein by reference. THE FULL TEXT OF THE HOULIHAN LOKEY FAIRNESS OPINION SHOULD BE READ IN CONJUNCTION WITH THIS INFORMATION STATEMENT. After discussing whether to actively solicit additional bidders, the Board decided not to do so out of concern that actively contacting other bidders would likely cause Giant Eagle to withdraw its offer. The Board also took account of the limited number of potential merger candidates or acquirors and Riser's public announcements on May 2 and May 5, 1997. The Board concluded that these announcements gave sufficient notice to any potential bidders. At the request of the Outside Directors, the Board concluded that it would be prudent to explore obtaining a second opinion regarding the fairness of the transaction from a financial point of view. The Board also concluded that it would be willing to pursue Giant Eagle's proposal subject to certain conditions, including but not limited to (1) reduction of the termination fee, (2) elimination of the financing contingency provisions in the Merger Agreement, (3) providing that in the event of an Acquisition Proposal the Stockholders Agreement would terminate at the same time as the Merger Agreement, thereby permitting a superior proposal to proceed and (4) investigation of the ability to obtain a second fairness opinion from another investment banking firm.

         In the evening of May 5, 1997, representatives of Riser informed representatives of Giant Eagle of the action taken by Riser's Board. In response, on May 6, 1997 Giant Eagle demanded that Riser's full Board unconditionally approve the Offer by May 7, 1997 or it would have no alternative but to terminate the Offer. After additional negotiations, Giant Eagle and Riser entered into an agreement on May 7, 1997 pursuant to which, among other matters, Giant Eagle agreed to extend the Offer until May 13, 1997, and Riser agreed to pay Giant Eagle a reduced termination fee of $10 million in the event its Board approved or recommended to the Riser stockholders an acquisition proposal other than Giant Eagle's on or before November 30, 1997.

On May 8, 1997, Riser retained McDonald to perform its analysis and determine if it could provide a second fairness opinion. During the period between May 7 and May 13, 1997, representatives of the companies continued to negotiate the terms of the Merger Agreement, Stockholders Agreement and Employment Agreements and to address the conditions raised by the Board at its meeting on May 5, 1997.

         The Board met again on May 12, 1997 to discuss the latest negotiations and changes to the agreements. At this meeting, the Board heard a presentation from Riser's legal counsel concerning the terms and conditions of the Merger Agreement, the Stockholders Agreement and the Employment Agreements. The Board directed management to continue negotiations with Giant Eagle.

         On May 13, 1997, the Outside Directors met with their legal counsel to discuss the Offer and the Merger, and following their meeting, the full Board met a final time to reach its decision concerning the Offer and the Merger. The Board reviewed the changes to the Merger Agreement, Stockholders Agreement and Employment Agreements, including the agreement by Giant Eagle to permit the Stockholders Agreement to terminate at the same time as the Merger Agreement if the Merger Agreement was terminated because of an Acquisition Proposal and if the termination fee was paid. Houlihan Lokey affirmed the conclusions of the Houlihan Lokey Fairness Opinion. McDonald then provided the Board with a copy of its financial presentation concerning the Offer and formally stated its opinion (the "McDonald Fairness Opinion") that, based upon and subject to certain considerations and assumptions, the consideration to be received by the holders of Shares and Class B Shares pursuant to the Offer and the Merger is fair from a financial point of view to such holders. A copy of the McDonald Fairness Opinion containing the assumptions made, procedures followed, matters considered and limits of its review is attached hereto as Annex IV and is incorporated herein by reference. THE FULL TEXT OF THE MCDONALD FAIRNESS OPINION SHOULD BE READ IN CONJUNCTION WITH THIS INFORMATION STATEMENT. Management and Houlihan Lokey stated that no proposals from any other potential acquirors had been received, and both Houlihan Lokey and McDonald stated their belief that potential acquirors had had sufficient time to make a proposal since the press release by Riser containing the $42.00 offer price on May 5, 1997. Thereafter, the Board unanimously (1) approved the Offer and the Merger, (2) approved and adopted the Merger Agreement, Stockholders Agreement and Employment Agreements and the transactions contemplated thereby, (3) delegated authority to the Executive Committee, consisting of Messrs. Rini and Rego, to conduct final negotiations with respect to the foregoing agreements, including obtaining Giant Eagle's agreement to remove its financing contingency, and (4) determined that the terms of the Offer and the Merger were fair and in the best interests of the stockholders of Riser and recommended that the stockholders of Riser accept the Offer and tender their shares of Class A Common Stock to Purchaser pursuant to the Offer.

         Negotiations continued thereafter, culminating in Giant Eagle, Purchaser and Riser agreeing upon the final forms of the Merger Agreement, Stockholders Agreement and Employment Agreements late in the evening on May 13, 1997. The final agreements, which reflect the instructions given by the full Board earlier that day, were approved by the Executive Committee pursuant to the authority conferred upon it by the Board. The Merger Agreement and Employment Agreements were executed on May 13, 1997, the Stockholders Agreement was executed on May 14, 1997, and the transactions were publicly announced on May 14, 1997.

RECOMMENDATION OF BOARD

         At its meeting held on May 13, 1997, as discussed above, the Board unanimously approved and adopted the Merger Agreement, approved the Offer, the Merger, the Stockholders Agreement and the transactions contemplated by the Merger Agreement and determined that the terms of the Offer and the Merger were fair to and in the best interest of the stockholders of Riser and recommended that the stockholders of Riser accept the Offer and tender their Shares to Purchaser pursuant to the Offer. In making its recommendations to the stockholders of Riser with respect to the Offer and the Merger, the Board considered a number of factors, including the following:

         Financial Condition, Results of Operations, Business and Prospects of Riser. The Board considered the financial condition, results of operations, business and prospects of Riser, including its prospects if it were to remain independent. The Board discussed Riser's current strategic plan, including the costs of such plan and the risks for Riser involved in its implementation. The Board also discussed the highly-competitive environment in which Riser operates.

         Other Potential Transactions. The Board also considered information provided by Houlihan Lokey and Riser's management regarding alternative transactions and other potential merger candidates or acquirors of Riser. The Board noted that none of the potential merger candidates or acquirors identified by Riser's management or Houlihan Lokey had made any proposals or offers for Riser, and that Riser had not actively solicited any such offers. The Board noted, however, that Giant Eagle, by virtue of its ownership of grocery stores in Ohio and Pennsylvania, could realize substantial operating synergies from an acquisition of Riser. The Board also noted that the Merger Agreement would permit Riser to terminate the Merger to accept a superior proposal from a third party (subject to payment of the $10 million termination fee).

         Historical Stock Price Performance. The Board reviewed the historical stock price performance of Riser and noted that the consideration to be received by Riser's stockholders pursuant to the Offer and the Merger would represent a premium of approximately 12% over the closing price of the Shares on the American Stock Exchange on the day before the first announcement of the Offer on May 5, 1997 and a premium of approximately 16% over the 30-day average closing price for the Shares prior to May 5, 1997.

         Houlihan Lokey Presentations. The Board took into account the presentations and advice of Houlihan Lokey with respect to the financial and other terms of the Offer and the Merger and the Houlihan Lokey Fairness Opinion as of the date of its opinion that the consideration to be received by the holders of Shares pursuant to the Merger Agreement is fair from a financial point of view to such holders. The Board considered the presentations of Houlihan Lokey in connection with such opinion as to various financial and other considerations deemed relevant to the Board's evaluation of the Offer and the Merger. In connection with the preparation of its opinion, Houlihan Lokey informed the Board that it had (a) analyzed certain publicly available financial statements and other information of Riser; (b) analyzed certain internal financial statements and other financial and operating data concerning Riser prepared by the management of Riser; (c) analyzed and discussed certain financial projections prepared by the management of Riser; (d) discussed the past and current operations and financial condition and the prospects and projected operations and performance of Riser with senior executives of Riser;
(e) reviewed the reported prices and trading activity for the Shares; (f) compared the financial performance of Riser and the prices and trading activity of the Shares with that of certain other comparable publicly-traded companies and their securities; (g) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions; (h) reviewed the Merger Agreement and certain related documents, including the Employment Agreements; and (i) performed such other analyses and considered such other factors as Houlihan Lokey deemed appropriate.

         A copy of the Houlihan Lokey Fairness Opinion is attached as Annex III to this Information Statement and is incorporated herein by reference. Holders of Shares should read the Houlihan Lokey Fairness Opinion in its entirety for a description of procedures followed, assumptions and qualifications made, matters considered and limitations on the review undertaken by Houlihan Lokey. In considering such opinion, the Board was aware that upon delivery thereof, Houlihan Lokey became entitled to certain fees described below in connection with its engagement by Riser and that, in addition, Houlihan Lokey expressed no opinion or recommendation as to whether the shareholders of Riser should accept the Offer and the Merger.

         McDonald Presentation. The Board also took into account the presentation and advice of McDonald with respect to the financial and other terms of the Offer and the Merger and the McDonald Fairness Opinion as of the date of its opinion that the consideration to be received by the holders of Shares pursuant to the Merger Agreement is fair from a financial point of view to such holders. The Board considered the presentations of McDonald in connection with such opinion as to various financial and other considerations deemed relevant to the Board's evaluation of the Offer and the Merger. In connection with the preparation of its opinion, McDonald informed the Board that it had (a) analyzed certain publicly available financial statements and other information of Riser; (b) analyzed certain internal financial statements and other financial and operating data concerning Riser prepared by the management of Riser; (c) analyzed and discussed certain financial projections prepared by the management of Riser; (d) discussed the past and current operations and financial condition and the prospects of Riser with the chief financial officer of Riser; (e) reviewed the reported prices and trading activity for the Shares;
(f) compared the financial performance of Riser and the prices and trading activity of the Shares with that of certain other comparable publicly-traded companies and their securities; (g) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions; (h) examined Riser facilities, including a representative group of Riser's grocery stores;
(i) reviewed the Merger Agreement and certain related documents, including the Employment Agreements; and (j) performed such other analyses and considered such other factors as McDonald deemed appropriate.

         A copy of the McDonald Fairness Opinion is attached as Annex IV to this Information Statement and is incorporated herein by reference. Holders of Shares should read the McDonald Fairness Opinion in its entirety for a description of procedures followed, assumptions and qualifications made, matters considered and limitations on the review undertaken by McDonald. In considering such opinion, the Board was aware that upon delivery thereof, McDonald became entitled to certain fees described below in connection with its engagement by Riser and that, in addition, McDonald expressed no opinion or recommendation as to whether the shareholders of Riser should accept the Offer and the Merger.

         Terms and Conditions of the Offer and the Merger. The Board also considered the terms and conditions of the Offer and the Merger Agreement including that the Offer is not subject to financing but is subject to minimum tender conditions and that it contemplates the payment or reimbursement to Giant Eagle, under certain circumstances and subject to certain limits, of certain fees and expenses. In analyzing the conditions, the Board considered, among other things, the risk of the Offer's non-consummation. In assessing the termination fees, the Board considered the likelihood of any third party making a proposal for a third party transaction and that the effect of the termination fee would be to increase by the amount of such termination fee the costs to a third party of acquiring Riser. The Board noted that the transaction was being structured as a cash tender offer for all Shares, and it would permit all holders of Shares to participate on the same basis. The Board considered that certain Class B stockholders were committing to the transaction but were not being afforded any preferential treatment in connection with the Offer and the Merger. The Board also considered the terms of the Stockholders Agreement, including the fact that such agreement would terminate if the Merger Agreement terminated because of an Acquisition Proposal and the $10 million termination fee was paid, thus enabling the Board to pursue a superior proposal from a third party.

         Other Considerations. The Board also considered the financial ability of the Giant Eagle to consummate the Offer and the Merger; the possible impact of the Offer and the Merger and of alternatives thereto on Riser's business and prospects; and the fact that following the consummation of the Offer and the Merger, the current shareholders of Riser will no longer be able to participate in any increases or decreases in the value of Riser's business and profits.

         The foregoing discussion of the information and factors considered and given weight by the Board is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of the Offer and the Merger, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the Board may have given different weights to different factors.

         Fees Paid to Houlihan Lokey and McDonald. Pursuant to a letter agreement dated February 28, 1997, between Riser and Houlihan Lokey, Riser has agreed to pay Houlihan Lokey a retainer fee of $75,000, a fee of $75,000 upon the public announcement of the Offer, a fee of $300,000 at the time of the delivery by Houlihan Lokey of its written fairness opinion for inclusion in Riser's Schedule 14D-9 for dissemination to Riser's stockholders and a fee of $1,500,000 at the closing of the Merger (against which previously paid fees will be credited). In addition, Riser has agreed to reimburse Houlihan Lokey for certain out-of-pocket expenses, if any, and legal fees not to exceed $20,000, whether or not any transaction is consummated, and to indemnify Houlihan Lokey and certain related persons against certain liabilities in connection with their engagement.

         Pursuant to a letter agreement dated May 8, 1997, between Riser and McDonald, Riser has agreed to pay McDonald a fee of $250,000. In addition, Riser has agreed to reimburse McDonald for certain out-of-pocket expenses, including legal fees, in an amount not to exceed $5,000, and to indemnify McDonald and certain related persons against certain liabilities in connection with its engagement.

PURPOSE OF THE OFFER AND THE MERGER

         The purpose of the Offer and the Merger is to enable Giant Eagle, through Purchaser, to acquire, in one or more transactions, control of the Board and the entire equity interest in Riser, other than certain preferred shares owned by a subsidiary of Riser. The Offer was intended to increase the likelihood that the Merger will be completed promptly.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         EMPLOYMENT AGREEMENTS. The following is a summary of the material terms of the Employment Agreements between Giant Eagle and Anthony C. Rego, Chairman of the Board and Chief Executive Officer of Riser, and Charles A. Rini Sr., President and Chief Operating Officer of Riser. This summary is qualified in its entirety by reference to the Employment Agreements which are exhibits to the Merger Agreement, and which have been filed with the Commission as exhibits to the Schedule 14D-1, and which are incorporated herein by reference.



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



         In connection with the execution of the Merger Agreement, Giant Eagle entered into five-year Employment Agreements with Messrs. Rego and Rini. Pursuant to the Employment Agreements, Mr. Rego will be the Vice Chairman of Giant Eagle and Chief Executive Officer of Riser, and Mr. Rini will be the Executive Vice President of Giant Eagle and President and Chief Operating Officer of Riser. The Employment Agreements provide for payment to Messrs. Rego and Rini of a base salary at their current base salary rates with Riser. In addition, Messrs. Rego and Rini will be entitled to (1) an annual incentive bonus under the annual bonus program applicable to Giant Eagle's senior executive officers and (2) a long-term incentive bonus under Giant Eagle's Long-Term Incentive Plan ("LTIP") so that (a) during fiscal years 1998, 1999 and 2000 (i) in the event that the LTIP threshold has been met, they each will receive a bonus of $500,000, (ii) in the event that the LTIP target has been met, they each will receive a bonus of $1,500,000, and (iii) in the event that the LTIP maximum has been achieved, they each will receive a bonus of $3,000,000; and (b) during fiscal years 2001 and 2002, (i) in the event that the LTIP (or such successor long-term incentive plan for executives of Giant Eagle which is a successor of the LTIP) threshold has been met, they each will receive a bonus of $300,000, (ii) in the event that the LTIP (or successor plan) target has been met, they each will receive a bonus of $1,000,000, and (iii) in the event that the LTIP (or successor plan) maximum has been achieved, they each will receive a bonus of $2,000,000. Giant Eagle will also provide Messrs. Rego and Rini with certain life insurance and other standard fringe benefits. In the Employment Agreements, Messrs. Rego and Rini have agreed not to compete with Riser during the term of the Employment Agreements and for a period of two years thereafter.

         The Merger Agreement and a letter dated May 13, 1997 delivered by Giant Eagle to each of Mr. Rini and Mr. Rego in connection with their execution of the Employment Agreements provides that Giant Eagle shall cause Messrs. Rego and Rini to be elected to the Board of Directors of Giant Eagle effective as of the Effective Time.

         STOCKHOLDERS AGREEMENT. Giant Eagle has entered into a Stockholder Voting Agreement dated as of May 14, 1997 (the "Stockholders Agreement"), with all holders of Class B Shares (collectively, the "Selling Stockholders"), pursuant to which each Selling Stockholder agreed, among other things, to (1) tender in the Offer and not withdraw all Shares owned by such Selling Stockholder and (2) vote all Shares and Class B Shares beneficially owned by such Selling Stockholder in favor of the Merger. All of the outstanding Class B Shares were tendered to and purchased by Purchaser in connection with its consummation of the Offer. The Stockholders Agreement has been filed with the Commission as an exhibit to the Schedule 14D-1 and is incorporated herein by reference.

         CONFIDENTIALITY AGREEMENT. Riser and Giant Eagle signed a Confidentiality Agreement dated January 16, 1997 (the "Confidentiality Agreement"), providing for each of them to keep confidential their discussions and negotiations regarding the Offer and the Merger and all information exchanged by them concerning Riser or Giant Eagle. The Confidentiality Agreement has been filed with the Commission as an exhibit to the Schedule 14D-1 filed by Riser with the Commission on May 20, 1997 and is incorporated herein by reference.

         STOCK PLANS. Pursuant to the Merger Agreement, the Board of Directors of Riser adopted resolutions to adjust the terms of all outstanding stock options to purchase Shares ("Stock Options") granted prior to the date of the Merger Agreement under any stock option, plan, program or arrangement of Riser (collectively, the "Stock Plans") to provide that each Stock Option outstanding immediately prior to the acceptance for payment of Shares pursuant to the Offer, whether or not vested, shall be canceled in exchange for a cash payment to the holder by Purchaser of an amount equal to (1) the excess, if any, of (a) the price per Share to be paid pursuant to the Offer over (b) the exercise price per Share subject to such Stock Option, multiplied by (2) the number of Shares for which such Stock Option shall not therefore have been exercised.

         Each of the executive officers of Riser held stock options to purchase Shares. All of such options were canceled in exchange for a cash payment to the holder of an amount equal to the excess, if any, of $42.00 over the exercise price under such option.

         All amounts payable pursuant to the terms described in the preceding paragraph are subject to any required withholding of taxes and were paid without interest. Riser agreed in the Merger Agreement to use its best efforts to obtain all consents of the holders of the Stock Options as shall be necessary to effectuate the foregoing. Notwithstanding anything to the contrary contained in the Merger Agreement, payment shall, at Giant Eagle's request, be withheld in respect of any Stock Option with respect to any holder until all necessary consents are obtained from such holder.

         The Merger Agreement provides further that all Stock Plans shall terminate as of the Effective Time of the Merger, and the provisions in any other benefit, stock or other plan providing for the issuance, transfer or grant of any capital stock of Riser, any interest in respect of any capital stock of Riser, or any amounts derived from the value of any capital stock of Riser shall be deleted at the time of the Merger, and Riser shall ensure that following the Merger no holder of a Stock Option or any participant in any Stock Plan or other employee benefit plan of Riser or any of its subsidiaries will have any right thereunder to acquire any capital stock of Riser.

         BENEFIT PLANS. The Merger Agreement provides, except as may be required by law, that Giant Eagle will, and will cause Purchaser to, continue for at least one year after the Effective Time to follow Riser's policies with respect to employees and employee benefits in effect immediately prior to the Effective Time.

         INDEMNIFICATION, EXCULPATION AND INSURANCE. The Merger Agreement provides that the Certificate of Incorporation of Riser shall contain provisions with respect to matters occurring prior to the Effective Time that are no less favorable with respect to indemnification than are set forth in Article XV of the Riser Certificate, which provisions shall not be amended, repealed or otherwise modified in any manner that would have an adverse effect on the rights thereunder of individuals who as of May 13, 1997 or at the Effective Time are directors, officers, employees, fiduciaries or agents of Riser, unless such modification shall be required by law.

         The Merger Agreement also provides that Riser shall, to the fullest extent permitted under applicable law and regardless of whether the Merger becomes effective, indemnify and hold harmless, each present and former director, officer, employee, fiduciary and agent of Riser and each of its subsidiaries and each fiduciary and agent of each such director and officer (collectively, the "Indemnified Parties") against all costs and expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the Effective
Time), whether civil, criminal, administrative or investigative, arising out of or pertaining to any action or omission in their capacity as an officer, director, employee, fiduciary or agent of Riser or any of its subsidiaries, occurring before the Effective Time, until the expiration of the statute of limitations relating thereto (and shall pay any expenses in advance of the final disposition of such action or proceeding to each Indemnified Party to the fullest extent permitted under the DGCL, upon receipt from the

Indemnified Party to whom expenses are advanced of any undertaking to repay such advances required under DGCL). Giant Eagle has agreed to guarantee the obligations of Riser as described in this paragraph.

         The Merger Agreement provides that Giant Eagle shall cause Riser to, and Riser shall, use its reasonable efforts to maintain in effect for six years from the Effective Time, if available, the current directors' and officers' liability insurance policies maintained by Riser (provided that Riser may substitute therefore policies of at least the same coverage containing terms and conditions which are not materially less favorable) with respect to matters occurring prior to the Effective Time; provided, however, that in no event shall Riser be required to expend pursuant to this paragraph more than an amount per year equal to 200% of current annual premiums paid by Riser for such insurance. In the event that, but for the proviso to the immediately preceding sentence, Riser would be required to expend more than 200% of current annual premiums, Riser shall obtain the maximum amount of such insurance obtainable by payment of annual premiums equal to 200% of current annual premiums.

         CERTAIN FEDERAL INCOME TAX CONSEQUENCES. The receipt of the right to receive cash by stockholders of Riser pursuant to the Merger will be a taxable transaction for Federal income tax purposes under the Code and may also be a taxable transaction under applicable state, local, foreign and other tax laws. For Federal income tax purposes, a stockholder will generally recognize gain or loss equal to the difference between the amount of cash received by the stockholder pursuant to the Merger and the aggregate tax basis in the Shares surrendered by the stockholder and purchased pursuant to the Merger. Gain or loss will be calculated separately for each block of Shares converted into cash pursuant to the Merger.

         If Shares are held by a stockholder as capital assets, gain or loss recognized by the stockholder will be capital gain or loss, which will be long-term capital gain or loss if the stockholder's holding period for the Shares exceeds one year. Under present law, long-term capital gains recognized by an individual stockholder will generally be taxed at a maximum Federal marginal tax rate of 28%, and long-term capital gains recognized by a corporate stockholder will be taxed at a maximum Federal marginal tax rate of 35%.

         A stockholder (other than certain exempt stockholders including, among others, all corporations and certain foreign individuals) that surrenders Shares in the Merger may be subject to 31% backup withholding unless the stockholder provides its TIN and certifies that such number is correct or properly certifies that it is awaiting a TIN. A stockholder that does not furnish its TIN may be subject to a penalty imposed by the IRS. Each stockholder should complete and sign the Substitute Form W-9 included as part of the Letter of Transmittal so as to provide the information and certification necessary to avoid backup withholding.

         If backup withholding applies to a stockholder, the Depositary is required to withhold 31% from payments to such stockholder. Backup withholding is not an additional tax. Rather, the amount of the backup withholding can be credited against the Federal income tax liability of the person subject to the backup withholding, provided that the required information is given to the IRS. If backup withholding results in an overpayment of tax, a refund can be obtained by the stockholder upon filing an income tax return.

         THE FOREGOING DISCUSSION MAY NOT BE APPLICABLE WITH RESPECT TO SHARES RECEIVED PURSUANT TO THE EXERCISE OF EMPLOYEE STOCK OPTIONS OR OTHERWISE AS COMPENSATION OR WITH RESPECT TO HOLDERS OF SHARES WHO ARE SUBJECT TO SPECIAL TAX TREATMENT UNDER THE CODE, SUCH AS NON-U.S. PERSONS, LIFE INSURANCE COMPANIES, TAX-EXEMPT ORGANIZATIONS AND FINANCIAL INSTITUTIONS, AND MAY NOT APPLY TO A HOLDER OF SHARES IN LIGHT OF ITS INDIVIDUAL CIRCUMSTANCES. STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO

DETERMINE THE PARTICULAR TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL OR FOREIGN INCOME AND OTHER TAX LAWS) OF THE MERGER.

                               REGULATORY MATTERS

         The waiting period under the HSR Act was terminated on May 30, 1997. The Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice frequently scrutinize the legality under the antitrust laws of transactions such as Purchaser's acquisition of Riser. At any time, the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Merger or seeking the divestiture of Shares acquired by Purchaser or the divestiture of substantial assets of Giant Eagle or its subsidiaries, or Riser or its subsidiaries. Private parties may also bring legal action under certain circumstances. There can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if such a challenge is made, of the result thereof.

                              THE MERGER AGREEMENT

         The following is a summary of the material terms of the Merger Agreement. This summary is not a complete description of the terms and conditions of the Merger Agreement and is qualified in its entirety by reference to the full text thereof, which is attached hereto as Annex I. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Merger Agreement.

         THE OFFER. The Merger Agreement provides for the commencement of the Offer. The Offer commenced on May 20 and expired on June 17, 1997, and on June 20, 1997, Purchaser purchased 7,002,948 Shares tendered pursuant to the Offer, representing approximately 95% of the issued and outstanding Shares.

         CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The Merger Agreement provides that the respective obligations of each party to effect the Merger are subject to the satisfaction or waiver on or prior to the Effective Time of the following conditions: (1) the Merger Agreement shall have been approved and adopted by the affirmative vote of Riser's stockholders by the requisite percentage in accordance with applicable law and the Riser Certificate, and the Certificate of Merger shall have been executed and delivered by Riser and filed in the Department of State of the State of Delaware, (2) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that each of the parties has agreed to use its best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any injunction or other order that may be entered, (3) all regulatory and related approvals (in addition to any approval contemplated by the HSR Act) shall have been obtained on terms mutually satisfactory to Giant Eagle and Riser, except for any approval the failure of which to obtain would not have a material adverse effect on either Giant Eagle or Riser and (4) Purchaser or its permitted assignee shall have purchased all Shares validly tendered and not withdrawn pursuant to the Offer; provided, however, that this condition shall not be applicable to the obligations of Giant Eagle or Purchaser if, in breach of the Merger Agreement or the terms of the Offer, Purchaser fails to purchase any Shares validly tendered and not withdrawn pursuant to the Offer. The conditions set forth in clauses (3) and (4) above have been satisfied, and the condition set forth in clause (1) will be satisfied by Purchaser executing a written consent in lieu of a meeting to approve and adopt the Merger Agreement. Therefore, only the condition set forth in clause
(2) above relating to legal actions has not presently been satisfied or waived.

         TERMINATION OF THE MERGER AGREEMENT. The Merger Agreement may be terminated and the Merger contemplated thereby may be abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of Riser, (1) by mutual written consent of Riser and Giant Eagle, except if Shares have been purchased pursuant to the Offer, (2) by any of Riser, Giant Eagle or Purchaser if (a) upon a vote at a duly held stockholders meeting or any adjournment thereof, any required approval of the stockholders of Riser shall not have been obtained; (b) (i) Purchaser shall not have commenced the Offer within five business days after the date of the Merger Agreement, (ii) as a result of the failure of the conditions to the Offer, the Offer shall have been terminated by Giant Eagle or expired in accordance with its terms without Purchaser having purchased Shares pursuant to the Offer or (iii) Purchaser shall not have purchased Shares pursuant to the Offer within 90 days following the date of the Merger Agreement; provided, however, that the passage of the period referred to in this clause (iii) shall be tolled for any part thereof during which any party shall be subject to a nonfinal order, decree, ruling or action restraining, enjoining or otherwise prohibiting the purchase of Shares pursuant to the Offer or the consummation of the Merger; and provided, further, that the right to terminate the Merger Agreement pursuant to this clause (2)(b) shall not be available to any party whose failure to fulfill any of its obligations under the Merger Agreement results in the failure of any such condition; (c) the Merger shall not have been consummated on or before the date six months following the date of the Merger Agreement, unless the failure to consummate the Merger is the result of a willful and material breach of the Merger Agreement by the party seeking to terminate the Merger Agreement; provided, however, that the passage of such period shall be tolled for any part thereof during which any party shall be subject to a nonfinal order, decree, ruling or action restraining, enjoining or otherwise prohibiting the consummation of the Merger or the calling or holding of the stockholders meeting; provided further, that no party shall be entitled to terminate the Merger Agreement pursuant to this clause (2)(c) if Shares have been purchased pursuant to the Offer; or (d) any governmental entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the purchase of Shares or Class B Shares pursuant to the Offer or the Merger and such order, decree, ruling or other action shall have become final and nonappealable; or (3) by either Giant Eagle or Riser under the circumstances described below under Acquisition Proposals. In the event the Merger Agreement is terminated by any of Riser, Giant Eagle or Purchaser as described in this paragraph, the Merger Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Riser, Purchaser or Giant Eagle, except with respect to certain specified provisions (including the provisions described below under Fees and Expenses) and, in the case of Purchaser and Giant Eagle, except to the extent that such termination results from the material breach by Purchaser or Giant Eagle of any of its representations, warranties, covenants or agreements set forth in the Merger Agreement.

         ACQUISITION PROPOSALS. The Merger Agreement provides that Riser shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any director, officer or employee of, or other agents of, Riser or any of its subsidiaries to, directly or indirectly, (1) take any action to solicit, initiate or encourage the submission of any Acquisition Proposal (as defined below) or (2) engage in negotiations with, or disclose any nonpublic information relating to Riser or any of its subsidiaries or afford access to their respective properties, books or records to any person in connection with an Acquisition Proposal. Notwithstanding the foregoing, Riser and its Board of Directors (or any committee thereof) will not be prohibited from (a) taking and disclosing a position with respect to a tender offer by a third party pursuant to Rules 14d-9 and 14e-2(a) promulgated by the Commission under the Exchange Act, or (b) considering, negotiating, discussing, approving or recommending to the stockholders of Riser a bona fide Acquisition Proposal not solicited in violation of the Merger Agreement if and only to the extent that, (i) such Board of Directors determines in good faith upon the advice of counsel that such action is required for the Board of Directors to comply with its fiduciary duties to stockholders imposed by law, and (ii) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, Riser provides written notice to Giant Eagle to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity. Either Giant Eagle or (provided Riser and its Board of Directors have complied with the requirements described in this paragraph) Riser may terminate the Merger Agreement if Riser or its Board of Directors approves or recommends to Riser's stockholders an Acquisition Proposal or the Board of Directors of Riser withdraws its recommendation that the stockholders accept and approve the transactions contemplated by the Merger Agreement. The Merger Agreement defines "Acquisition Proposal" as any proposal or offer from any person (other than Giant Eagle or Purchaser) relating to (i) any direct or indirect acquisition or purchase of any equity interest in, or a substantial amount of assets of, Riser or its subsidiaries, (ii) any tender offer or exchange offer (including a self-tender offer) involving the equity securities of Riser, (iii) any merger, consolidation, recapitalization, liquidation, business combination or similar transaction involving Riser other than the transactions contemplated by the Merger Agreement or (iv) any other extraordinary transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or materially delay the transactions contemplated by the Merger Agreement.

         FEES AND EXPENSES. The Merger Agreement provides that, except as provided below, all fees and expenses in connection with the Offer, the Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement shall be paid by the party incurring such fees or expenses, whether or not the Offer or the Merger is consummated.

         Giant Eagle shall be entitled to receive from Riser (1) a termination fee in the amount of $10,000,000 if the Merger Agreement is terminated or Purchaser does not purchase Shares pursuant to the Offer because Riser or its Board of Directors approves or recommends to Riser's stockholders an Acquisition Proposal or in connection with an Acquisition Proposal the Board of Directors of Riser withdraws its recommendation that the stockholders of Riser accept and approve the transactions contemplated by the Merger Agreement; (2) a termination fee in the amount of $5,000,000 if the Purchaser has not purchased Shares pursuant to the Offer as a result of (a) the failure of certain conditions to the Offer or (b) the failure of holders of Shares to have validly tendered and not withdrawn prior to the expiration of the Offer that number of Shares that would represent the minimum number of outstanding Shares, determined immediately prior to the consummation of the Offer, that would enable Giant Eagle and Purchaser to consummate the Merger under the Riser Certificate notwithstanding the negative vote of all Shares not acquired by Purchaser in the Offer and the negative vote of all Class B Shares as to which the beneficial owners have not executed and delivered the Stockholders Agreement; and (iii) a topping fee in the amount of $10,000,000 in the event that, following any termination of the Merger Agreement (other than solely because Giant Eagle or Purchaser failed to fulfill any of their obligations under the Merger Agreement), the Board of Directors of Riser approves or recommends an Acquisition Proposal to Riser's stockholders on or before November 30, 1997, which amount shall be due and payable upon consummation of the transactions contemplated by such Acquisition Proposal. Under no circumstances will Riser be obligated to pay more than $10,000,000 pursuant to the provisions of this paragraph.

         Giant Eagle has also agreed that if it has received the full amount of any payment under the foregoing paragraph, neither Giant Eagle nor Purchaser shall assert or pursue, directly or indirectly, whether arising under tort, contract, or otherwise, any claim or cause of action against any of Riser or any person making an Acquisition Proposal or their respective directors, officers or representatives based in whole or part upon its or their receipt, consideration, recommendation or approval of an Acquisition Proposal, including Riser's exercise of its right of termination pursuant to the provisions of the Merger Agreement.

         CONDUCT OF BUSINESS BY RISER. The Merger Agreement provides that, except as otherwise set forth in the Merger Agreement and described in a schedule to the Merger Agreement, Riser will, and will cause each of its subsidiaries to, conduct its business in the ordinary course and consistent with past practice and use its reasonable best efforts to preserve intact its respective business organization and relationships with third parties and to keep available the services of its officers and key employees. The Merger Agreement further provides that, without limiting the generality of the foregoing, during the period from the date of the Merger Agreement to the Effective Time of the Merger, without the prior written consent of Giant Eagle, which consent shall not be unreasonably withheld: (1) Riser will not adopt or propose any change in the Riser Certificate or By-Laws; (2) other than declaration and payment of regular quarterly dividends not to exceed $.06 per share of Common Stock, Riser will not, and will not permit any of its subsidiaries to, declare, set aside or pay any dividend or other distribution with respect to any shares of capital stock of Riser, or contract for or effect any repurchase, redemption or other acquisition or investment by Riser or any of its subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, Riser or any of its subsidiaries; (3) Riser will not, and will not permit any of its subsidiaries to, merge or consolidate with any other person or acquire a material amount of assets of any other person; (4) Riser will not, and will not permit any of its subsidiaries to, sell, lease, license or otherwise surrender, relinquish or dispose of any assets or property which are material to Riser and its subsidiaries, taken as a whole, except (a) pursuant to existing contracts or commitments (the terms of which have been disclosed to Giant Eagle prior to the date of the Merger Agreement), or (b) in the ordinary course of business consistent with past practice; (5) Riser will not settle any material tax audit, make or change any material tax election or file amended tax returns; (6) Riser will not issue or grant any securities or option or warrant to acquire any securities (except pursuant to existing obligations), enter into any amendment of any material term of any outstanding security of Riser or of any of its subsidiaries, incur any indebtedness or guarantee obligations of others except pursuant to existing credit facilities or arrangements, fail to make any required contribution to any of Riser's employee benefit plans, increase compensation, bonus or other benefits payable to any employee or former employee or enter into any settlement or consent with respect to any pending litigation, except in the ordinary course of business consistent with past practice or as otherwise permitted by the Merger Agreement; (7) Riser will not change any method of accounting or accounting practice by Riser or any of its subsidiaries, except for any such required change in generally accepted accounting principles; (8) Riser will not commit to any capital expenditures not in the ordinary course of business; and
(9) Riser will not, and will not permit any of its subsidiaries to, agree or commit to do any of the foregoing.

         The Merger Agreement also provides that, except to the extent necessary to comply with the requirements of applicable laws and regulations, Riser will not, and will not permit any of its subsidiaries to (1) take, or agree or commit to take, any action that would make any representation and warranty of Riser in the Merger Agreement inaccurate in any respect at, or as of any time prior to, the Effective Time or (2) omit, or agree or commit to omit, to take any action necessary to prevent any such representation or warranty from being inaccurate in any respect at any such time, provided, however that Riser shall be permitted to take or omit to take such action which can (without any uncertainty) be cured at or prior to the Effective Time.

         BOARD OF DIRECTORS. The Merger Agreement provides that, promptly upon the acceptance for payment of and payment by Purchaser for, any Shares pursuant to the Offer, Purchaser will be entitled to designate such number of directors on the Board of Directors of Riser as will give Purchaser, subject to compliance with

Section 14(f) of the Exchange Act, representation on such Board of Directors equal to at least that number of directors which is the product of (1) the total number of directors on such Board of Directors who are elected by the holders of the Shares pursuant to the Riser Certificate (giving effect to the directors elected pursuant to this sentence) multiplied by (2) the percentage that (a) such number of Shares so accepted for payment and paid for by Purchaser plus the number of Shares otherwise owned by Purchaser or any other subsidiary of Giant Eagle bears to (b) the number of total Shares outstanding, and Riser shall, at such time, cause Purchaser's designees to be appointed or elected; provided, however, that, in the event Purchaser's designees are to be appointed or elected to Riser's Board of Directors, until the Effective Time of the Merger, the Board of Directors of Riser will have at least three directors who are Independent Directors; and provided further that, in such event, if the number of Independent Directors shall be reduced below three for any reason whatsoever, any remaining Independent Directors (or Independent Director, if there shall be only one remaining) shall be entitled to designate persons to fill such vacancies, who shall be deemed to be Independent Directors for purposes of the Merger Agreement, or, if no Independent Directors then remain, the other directors shall designate three persons to fill such vacancies who are not officers, stockholders or affiliates of Riser, Giant Eagle or Purchaser, and such persons shall be deemed to be Independent Directors for purposes of the Merger Agreement. Subject to applicable law, Riser has agreed to take all action requested by Giant Eagle necessary to effect any such appointment or election, including mailing to its stockholders an information statement containing the information required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. In connection with the foregoing, the Merger Agreement provides that Riser will promptly, at the option of Purchaser (which Purchaser intends to exercise), either increase the size of Riser's Board of Directors or obtain the resignation of such number of its current directors as is necessary to enable Purchaser's designees to be elected or appointed to Riser's Board of Directors as provided above. As of the date of this Information Statement, Giant Eagle has not yet exercised its right to designate such directors.

                           SOURCE AND AMOUNT OF FUNDS

         The total amount of funds required by the Purchaser to purchase all outstanding Shares pursuant to the Offer and the Merger, all outstanding Class B Shares pursuant to the Stockholders Agreement and the Merger and all outstanding stock options, to pay fees and expenses related to the Offer and the Merger and to assume existing debt of Riser is estimated to be approximately $403 million. The Purchaser obtained all funds needed for the Offer and the Merger through (i) a loan made to Giant Eagle by Mellon Bank, N.A. ("Mellon"), which loan was subsequently syndicated to a group of financial institutions led by Mellon and
(ii) an intercompany loan made by Giant Eagle to Purchaser.

         The senior secured loans provided by the syndicate (the "Facilities") consist of a $250,000,000 revolving credit loan (the "Revolving Credit Loan") and a $225,000,000 term loan (the "Term Loan") to be used by Giant Eagle to provide funds to effect the Offer and the Merger, refinance certain existing indebtedness of Giant Eagle and Riser and finance general working capital and corporate purpose needs.

         The Revolving Credit Loan matures six years from the date of closing of the Facilities (the "Loan Closing Date") and must be repaid in full on or prior to such date. Draws under the Revolving Credit Loan may also take the form of requests for issuance of standby letters of credit for the account of Giant Eagle to be issued by Mellon or an affiliate of Mellon. The aggregate amount of such letters of credit shall not exceed $30,000,000. Such letters of credit shall expire not later than 12 months after the date of original issuance and, in any event, not later than the maturity date of the Facilities. At no time shall the sum of the outstanding advances under the Revolving Credit Loan, undrawn letters of credit and unreimbursed letter of credit drawings exceed $250,000,000.

         The Term Loan matures six years from the Loan Closing Date and will require quarterly repayments of principal beginning September 30, 1997 in amounts ranging from $2,500,000 to $13,750,000.

         Interest shall accrue on the amount outstanding under the Facilities at either the Base Rate (defined as the higher of (i) the federal funds rate plus
 .50% or (ii) Mellon's prime rate) or on a LIBOR basis with margins fixed until the end of Giant Eagle's second full fiscal quarter after the Loan Closing Date and thereafter to be adjusted quarterly based on the consolidated cash flow coverage ratio of Giant Eagle and its consolidated subsidiaries for the preceding four consecutive fiscal quarters.

         Mandatory prepayments of the Facilities are required in an amount equal to (i) the net cash proceeds of certain permitted asset sales, (ii) the proceeds of casualty insurance recoveries not reinvested in the businesses, (iii) the net cash proceeds of certain equity issuances (iv) 50% of excess cash flow and (v) a formula amount in the event a required number of leasehold mortgages are not delivered within 90 days of the Loan Closing Date. Giant Eagle will enter into interest rate caps, collars or swaps to hedge interest rate exposure under the Term Loan.

         The Facilities are secured by a first priority lien on and a security interest in substantially all of the properties and assets of Giant Eagle and each of its subsidiaries (including Riser) including, in any case (i) all of the capital stock of each subsidiary, (ii) cash and investments, (iii) accounts receivable and notes receivable, (iv) assignments of leases, (v) real property, equipment and other tangible personal property and (vi) trademarks and other intellectual property. After January 1, 1999, security will be released upon the achievement, based on the prior 12 months, of a leverage ratio of less than or equal to 2.0 to 1.0 and a consolidated cash flow coverage ratio of greater than or equal to 1.10 to 1.0.

         Giant Eagle expects that it will repay any amounts borrowed under the Facilities with cash flow from operations.

                                    BUSINESS

         Riser and its subsidiaries are engaged in the distribution of groceries and related items through its retail supermarket subsidiary, Rini-Rego Supermarkets, Inc., and its wholesale distribution subsidiary, American Seaway Foods, Inc. All references to Riser shall include Riser and its consolidated subsidiaries.

Retail Operations
-----------------

         As of June 28, 1997, Riser operated 35 retail supermarkets in the northeast Ohio area, 27 of which operate under the conventional "Rini-Rego Stop-N-Shop" neighborhood store format, and eight of which operate under the updated and expanded "Rini-Rego Marketplace" format.

         Riser's retail stores offer a large selection of food items, including dry groceries, meat, dairy, produce, frozen foods, deli products and baked goods, as well as a number of non-food items such as greeting cards and health and beauty care items. Certain of Riser's stores also contain specialty and service departments such as "fresh to go" prepared foods, service meat, service seafood, service floral and general merchandise. In addition, selected stores feature walk-in beer coolers, expanded periodical and book selections, full service bank branches, one-hour photo processing and "TicketMaster" ticket outlets.

         Riser's merchandising strategy is to offer a broad selection of quality products at competitive prices with an emphasis on superior customer service, quality and one-stop shopping convenience. Riser sells most nationally known brands of merchandise, regional brands and a variety of private label products.

         Riser has an ongoing program of remodeling, upgrading and replacing its retail supermarket locations with either its conventional, neighborhood store format or its Marketplace store format based upon the location and demographics of the market that such store serves. Since the introduction of Riser's Marketplace store format in fiscal 1994, Riser has built, or remodeled and converted from its traditional format, eight Marketplace stores with four additional locations in various stages of construction or remodeling as Marketplace stores. Over the past five fiscal years, Riser has also built or remodeled 11 neighborhood stores.

         In general, Riser's Marketplace stores are larger than Riser's neighborhood stores and range in size from approximately 60,000 to 75,000 square feet. The Marketplace stores feature updated decor packages and fixturing and offer broader selections of traditional merchandise with additional emphasis on fresh, high quality perishables, prepared food items and a variety of service departments for one-stop shopping convenience.

         Advertising and promotion are important factors in Riser's merchandising strategy. All of Riser's stores are affiliated with the Association of Stop-N-Shop Supermarkets (the "Association"), an association of independent grocery retailers established as a cooperative advertising and purchasing organization. The Association advertises in newspapers, circulars, and television and radio advertising comparable to the other supermarket companies which operate in the northeast Ohio market area. This advertising generally features high demand products at competitive prices while emphasizing Riser's quality image.

         Riser offers the Stop-N-Shop Preferred Shoppers Club program which is a free membership club that offers special values to its member customers. These include "bonus buy" automatic discounts, "clipless coupons" and other promotions and check cashing card capabilities.

         All of Riser's retail supermarkets are equipped with electronic checkout systems which are integrated with the Preferred Shoppers Club.
Most of Riser's retail stores offer on-line debit and credit card payment options. Riser also utilizes in-store microcomputers for various tasks such as electronic time keeping, labor scheduling and shelf-price auditing systems.

Wholesale Operations
--------------------

         Riser operates one of the largest wholesale grocery distribution operations in the Midwest doing business as "Seaway". Riser offers a comprehensive selection of national brand, regional brand and private label products to Company-operated retail stores, other independently-operated retail grocery chains and independent grocers, primarily in northeast Ohio, and to a lesser extent, in central Ohio, western Pennsylvania and southeastern Michigan. Riser also supplies various products to PharMor, Inc., a regional deep discount drug chain, and Hills Department Stores, Inc., a regional mass merchandising chain at certain of their locations in additional states.

         Riser is continually in the process of expanding its wholesale customer base and increasing penetration in existing customers by upgrading its available product lines to include a wider assortment of grocery, frozen foods, dairy, meat, produce and bakery items.

         Riser offers its wholesale customers a wide variety of operational support services which include advertising, promotion, marketing and merchandising services, retail operations counseling, and technical and information systems support. In addition, Riser assists wholesale customers in the upgrading and/or enlarging of their stores by providing inventory and equipment financing, store layout, equipment planning and design, and engineering and construction services.

         Riser utilizes an on-line computerized buying and inventory control system for the purchase and sale of its inventory, including the use of Electronic Data Interchange to process orders with some of its vendors and the Tripmaster on-board truck computer system. Riser operates a trucking fleet consisting of 106 tractors, 136 refrigerated trailers and 139 dry trailers.

         Riser purchases the majority of its products from large, national manufacturers of consumer foods and grocery-related products and the remainder of its products from several other suppliers. Riser is also a member of various purchasing cooperatives which provide Riser with enhanced purchasing opportunities and assistance with the development of its private label program.

         Riser operates its own health and beauty care/general merchandise (HBC/GM) distribution facility and the Eagle Ice Cream Company which manufactures branded ice cream and distributes purchased ice cream and frozen novelty products.

         Consistent with the industry practices of other food distribution retailers and wholesalers, Riser maintains inventory levels at its distribution centers and retail locations at levels which minimize out of stock products for its customers. Riser permits the return of damaged or defective products from customers.

Competition
-----------

         The supermarket industry is highly competitive and may be affected by general economic conditions. During the past several years, competition in the northeast Ohio market area has intensified due in part to a stagnant or declining consumer population and an increase in the number of competitor's stores. Riser continually emphasizes quality, customer service and value to maintain its market share and compensate for the lack of population growth in Riser's market area. Riser estimates that it is one of the largest retailers in terms of grocery sales in the northeast Ohio market area.

         Competition at the retail level varies by store location. Company-operated retail stores primarily compete with regional supermarket chains and voluntary supermarket associations. Riser also competes with supercenter format stores, warehouse and wholesale clubs, convenience stores, deep discount drug stores and restaurants. The principal areas of competition pertain to price, selection and quality of perishables and other food products, customer service, store conditions and store location. These companies compete with Riser's corporate stores at the retail level and the independent retailers that Riser supplies.

         The wholesale food distribution industry is also highly competitive in the market area served by Riser. Management believes that the principal competitive factors include service, price, breadth of product line and the availability of support services to its wholesale customers. Riser competes directly with regional and national wholesalers.

Seasonality and Regulation
--------------------------

         Riser's business is generally not seasonal in nature. Riser anticipates that its compliance with federal, state and local laws relating to the protection of the environment has not had and is not expected to have a significant effect on Riser's capital expenditures, earnings or competitive position.

Customers and Suppliers
-----------------------

         No single customer or group of customers under common control accounted for 10% or more of Riser's consolidated revenues for the fiscal year ended June 28, 1997 ("1997 Fiscal Year"). Groceries, general merchandise and raw materials are generally available from many sources.

Employees
---------

         As of June 28, 1997, Riser employed approximately 5,800 persons, on both a full and part-time basis. The majority of Riser's work force is unionized and are members of either the United Food and Commercial Workers Union, Local No. 880 (retail) ("Local 880") or the International Brotherhood of Teamsters, Local No. 507 (wholesale) ("Local 507"). Riser's contract with Local 880, which is negotiated through the Cleveland Food Industry Committee ("CFIC"), expires on September 12, 1999. Members of the CFIC include Riser, the other members of the Association and Riser's primary grocery store competitors, First National Supermarkets, Inc. and Heinen's. Riser's contract with Local 507 is in effect until April 1, 1998.

Corporate Background
--------------------

         Riser was incorporated under the laws of the State of Delaware on December 18, 1987. Riser was formed to act as the parent holding company in connection with the combination of Fisher Foods, Inc. ("Fisher"), Rini Holding Company ("Rini"), Rego Supermarkets, Inc. ("Rego"), and American Seaway Foods, Inc. and two of its affiliated partnerships (collectively, "Seaway"), through the exchange of Riser stock for the stock of Fisher, Rini, Rego and Seaway, and a merger which was effective June 8, 1988 (the "Combination"). Following the Combination, Riser consolidated the wholesale operations of Seaway and Fisher into one operating unit and consolidated its retail operations through the merger of Rini and Rego into Fisher and changed Fisher's name to Rini-Rego Supermarkets, Inc. As of the close of the 1996 Fiscal Year, Riser merged its Seaway Food Services, Inc. subsidiary with and into its American Seaway Foods, Inc. subsidiary.

Properties
----------

         Riser owns a warehouse and office facility in Bedford Heights, Ohio, containing approximately 850,000 square feet which serves as Riser's corporate headquarters and principal distribution center. This facility is currently under construction to expand its capacity by approximately 120,000 additional square feet. Riser also owns the following properties: a warehouse, office facility and garage in Maple Heights, Ohio containing approximately 356,000 square feet, approximately 349,000 square feet of which is used in its

HBC/GM operations and approximately 7,000 square feet is leased to an unaffiliated company; a warehouse and office facility in Cuyahoga Heights, Ohio containing approximately 187,000 square feet of which approximately 140,000 square feet is leased to others and the remainder is used in its wholesale operations; a warehouse facility in Cleveland, Ohio containing approximately 29,100 square feet which is used in its wholesale operations; and an ice cream plant in Bedford, Ohio containing approximately 39,000 square feet.

         Six retail store properties are owned by Riser through its Rini-Rego Supermarkets, Inc. subsidiary, four of which are used in its retail operations and two of which are subleased to unaffiliated parties. Riser leases the remainder of its operating retail locations. Most of Riser's leased properties are under long-term leases of varying terms, the majority of which obligate Riser to pay certain increases in property taxes and insurance, percentage rent, common area and maintenance charges. As of June 29, 1996, the aggregate minimum annual rentals of all operating and capital leases with initial noncancellable terms of more than one year were approximately $14,802,000.

Legal Proceedings
-----------------

         On August 14, 1996, a purported class action lawsuit JUDITH E. CHAMBERLAIN, ET AL, V. THE AMERICAN TOBACCO COMPANY, INC. ET AL, Case No. CV313491, was filed in the Court of Common Pleas, Cuyahoga County, Ohio asserting claims against a substantial number of tobacco manufacturers (the "Manufacturers"), two distributors of tobacco products and The Kroger Co. and Riser Foods, Inc. as retailers that sold cigarettes through their stores (collectively, the "Defendants"). The Defendants have filed a Notice of Removal to transfer the case to the United States District Court of the Northern District of Ohio, where it is presently pending as Case No. 1:96 CV 2005. The Complaint was amended and Rini-Rego Supermarkets, Inc. was added as a defendant. The Amended Complaint asserts that, through the fraudulent course of conduct, the Manufacturers have manufactured, promoted, marketed, supplied and sold cigarettes to millions of Ohioans while knowing, but concealing, that the cigarettes contained a highly addictive drug, nicotine, and that they have controlled and manipulated the amount of nicotine in the cigarettes with the intention of creating and sustaining addiction to cigarettes. The Plaintiffs purport to represent all nicotine dependent persons who are residents and/or citizens of Ohio that have purchased and smoked cigarettes manufactured by the tobacco companies that are Defendants, and certain persons affiliated with such purported Plaintiffs. The Plaintiffs seek compensatory damages for economic losses, personal injuries, emotional distress, as well as punitive and exemplary damages and equitable relief, including the establishment of a medical monitoring fund in order to remedy alleged violations by the Manufacturers under the common law doctrines of fraud, civil conspiracy, negligent misrepresentation, negligence, intentional infliction of emotional distress, negligent infliction of serious emotional distress, product liability, breach of expressed and implied warranties and violations of certain Ohio consumer protection laws. The Amended Complaint seeks similar relief against the distributors and retailers, including Riser, for alleged negligence, strict liability and breach of warranties. The Plaintiffs have moved to remove the case to state court. The Court has not yet certified the case as a class action, nor has discovery on the merits begun. Riser intends to defend itself vigorously.

         On September 16, 1996, an additional purported class action lawsuit, THOMAS COYNE (MAYOR OF BROOK PARK) AND TIMOTHY HAGAN (CUYAHOGA COUNTY COMMISSIONER) ON BEHALF OF THE STATE OF OHIO AND ALL OHIO TAXPAYERS V. THE AMERICAN TOBACCO COMPANY, INC. ET AL., Case No. CV 315249, was filed in the Court of Common Pleas, Cuyahoga County, Ohio against all of the same Defendants. The Defendants subsequently filed a Notice of Removal to remove the case to the United States District Court for the Northern District of Ohio, where it is presently pending as Case No. 1:96 CV 2247. The allegations in this lawsuit are essentially the same as in the CHAMBERLAIN action, except that the damages sought are restitution and the repayment to the State of Ohio and the Medicaid Program for monies allegedly expended as a result of wrongful acts of the Defendants, as well as punitive damages. The Plaintiffs have moved to remand this case to state court.

         Riser's liability, if any, from these claims cannot be determined at this time. However, Riser's management believes that it has meritorious defenses to the allegations raised in the Complaints and Riser intends to defend itself vigorously in this litigation. Management also believes that Riser may have available certain rights to indemnification and/or insurance with respect to the damage claims that may arise out of this litigation. Based upon current information, Riser believes that any liability arising out of this litigation will not have a material adverse effect on the financial condition or results of operations of Riser.

                             SELECTED FINANCIAL DATA

         The audited consolidated balance sheets of Riser and subsidiaries as of June 29, 1996 and July 1, 1995, and the related audited consolidated statements of income, stockholders' equity and cash flows for each of the three fiscal years in the period ended June 29, 1996, together with the report of independent public accountants thereon, are incorporated herein by reference to Riser's Annual Report on Form 10-K for the fiscal year ended June 29, 1996, filed with the Commission on September 24, 1996. Such financial statements are located on pages 26-44 of the Form 10-K and are filed as Exhibit 1 to this Information Statement.

         The unaudited consolidated condensed balance sheets of Riser and subsidiaries as of April 5, 1997 and June 29, 1996, and the consolidated condensed statements of income and cash flows for the 40 weeks ended April 5, 1997 and April 6, 1996, and for the 12 weeks ended April 5, 1997 and April 6, 1996, are incorporated herein by reference to Riser's Quarterly Report on Form 10-Q for the quarterly period ended April 5, 1997, filed with the Commission on May 20, 1997. Such financial statements are located on pages 3-28 of the Form 10-Q and are filed as Exhibit 2 to this Information Statement.

            PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT

         The following table sets forth certain information, as of July 15, 1997, regarding the beneficial ownership of Riser's Shares owned by each director of Riser, all directors and officers as a group and each person known to Riser to own beneficially more than five percent (5%) of the outstanding shares of either class ("Five Percent Stockholder"). The information with respect to the holdings of Five Percent Stockholders is derived solely from Riser's review of Schedules 13D and 13G on file with the Commission and from correspondence received from and telephone conversations with such stockholders. No Class B Shares were outstanding on July 15, 1997.

                                          NUMBER OF        PERCENTAGE
                                           CLASS A          OF CLASS
NAME OF BENEFICIAL OWNER                   SHARES           A SHARES
------------------------                  ---------        ----------
Talon Acquisition Company(1)              7,002,948(2)          95%
101 Kappa Drive, RIDC Park
Pittsburgh, PA 15238

Directors and officers as                    -0-               -0-
 a group (25 persons)


--------

         (1) Talon Acquisition Company, which is referred to throughout this Information Statement as "Purchaser", is a wholly-owned subsidiary of Giant Eagle, Inc. See "Summary - The Companies". Accordingly, Giant Eagle, Inc. may be deemed to beneficially own the Shares owned by Purchaser

        (2) Does not include 863,412 Class B Shares purchased by Talon and automatically converted into Shares.


                              AVAILABLE INFORMATION

         Riser is subject to the reporting requirements of the Exchange Act and, in accordance therewith, is required to file reports and other information with the Commission relating to its business, financial condition and other matters. Information as of particular dates concerning Riser's directors and officers, their remuneration, stock options and other matters, the principal holders of Riser's securities and any material interest of such persons in transactions with Riser is required to be disclosed in proxy statements distributed to Riser's stockholders and filed with the Commission. Such reports, proxy statements and other information should be available for inspection at the public reference facilities of the Commission located at 450 Fifth Street, N.W., Washington, DC 20549, and at the regional offices of the Commission located in the Northwestern Atrium Center, 500 West Madison Street (Suite 1400), Chicago, Illinois 60661, and Seven World Trade Center, 13th Floor, New York, New York 10048. Such reports, proxy statements and other information may also be obtained at the web site that the Commission maintains at http://www.sec.gov. Copies should be obtainable, by mail, upon payment of the Commission's customary charges, by writing to the Commission's principal office at 450 Fifth Street, N.W., Washington, DC 20549. Such information should also be on file at the American Stock Exchange, 86 Trinity Place, New York, New York 10006-1881.

                  INDEX TO FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 1 Audited consolidated balance sheets of Riser and subsidiaries as of June 29, 1996, and July 1, 1995, and the related audited consolidated statements of income, stockholders' equity and cash flows for each of the three fiscal years in the period ended June 29, 1996, together with the report of independent accountants thereon (incorporated herein by reference to Riser's Annual Report on Form 10-K for the fiscal year ended June 29, 1996, filed with the Commission on September 24, 1996).


Exhibit 2 Unaudited consolidated condensed balance sheets of Riser and subsidiaries as of April 5, 1997 and June 29, 1996, and the consolidated condensed statements of income and cash flows for the 40 weeks ended April 5, 1997 and April 6, 1996 (incorporated herein by reference to Riser's Quarterly Report on Form 10-Q for the quarterly period ended April 5, 1997, filed with the Commission on May 20, 1997.)

                                                                         Annex I



                          AGREEMENT AND PLAN OF MERGER



                           Dated as of May 13, 1997,



                                     Among



                               GIANT EAGLE, INC.



                           TALON ACQUISITION COMPANY



                                      And



                               RISER FOODS, INC.

                               TABLE OF CONTENTS

                                                                                      PAGE
                                                                                      ----
ARTICLE I THE OFFER......................................................................2
         SECTION 1.01.  The Offer........................................................2
         SECTION 1.02.  Company Actions..................................................4

ARTICLE II THE MERGER....................................................................5
         SECTION 2.01.  The Merger.......................................................5
         SECTION 2.02.  Closing..........................................................6
         SECTION 2.03.  Effective Time...................................................6
         SECTION 2.04.  Effects of the Merger............................................6
         SECTION 2.05.  Articles of Incorporation and Bylaws.............................7
         SECTION 2.06.  Directors and Officers...........................................7

ARTICLE III EFFECT OF THE MERGER ON THE CAPITAL
         STOCK OF THE CONSTITUENT CORPORATIONS;
         EXCHANGE OF CERTIFICATES........................................................7
         SECTION 3.01.  Effect on Capital Stock..........................................7
         SECTION 3.02.  Exchange of Certificates.........................................8

ARTICLE IV REPRESENTATIONS AND WARRANTIES...............................................10
         SECTION 4.01.  Representations and Warranties of the Company...................10
         SECTION 4.02.  Representations and Warranties of Parent and Sub................26

ARTICLE V CONDUCT OF BUSINESS PENDING THE MERGER........................................28
         SECTION 5.01.  Conduct of Business by the Company..............................28

ARTICLE VI ADDITIONAL AGREEMENTS........................................................29
         SECTION 6.01.  Stockholder Approval; Preparation of Proxy Statement............30
         SECTION 6.02.  Access to Information; Confidentiality..........................31
         SECTION 6.03.  Best Efforts; Notification......................................31
         SECTION 6.04.  Stock Plans.....................................................32
         SECTION 6.05.  Company Plans...................................................33
         SECTION 6.06.  Indemnification.................................................33
         SECTION 6.07.  Directors.......................................................35
         SECTION 6.08.  Public Announcements............................................36
         SECTION 6.09.  Stockholder Litigation..........................................37
         SECTION 6.10   Acquisition Proposals...........................................37

         SECTION 6.11.  Filings; Other Action...........................................38
         SECTION 6.12.  Directors of Parent.............................................39
         SECTION 6.13.  Additional Agreements...........................................39
         SECTION 6.14.  Shares Held by Company Subsidiaries.............................39
         SECTION 6.15.  Employment Agreements...........................................39
         SECTION 6.16.  Merger Certificate..............................................39
         SECTION 6.17.  Provision of Funds..............................................39

ARTICLE VII CONDITIONS PRECEDENT........................................................40
         SECTION 7.01.  Conditions to Each Party's Obligation to Effect the Merger......40

ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER..........................................41
         SECTION 8.01.  Termination.....................................................41
         SECTION 8.02.  Effect of Termination...........................................42
         SECTION 8.03.  Amendment.......................................................42
         SECTION 8.04.  Extension; Waiver...............................................42
         SECTION 8.05.  Procedure for Termination. Amendment, Extension or Waiver.......43
         SECTION 8.06.  Effect of Termination and Abandonment...........................43

ARTICLE IX GENERAL PROVISIONS...........................................................45
         SECTION 9.01.  Survival of Representations, Warranties and Agreements..........45
         SECTION 9.02.  Notices.........................................................45
         SECTION 9.03.  Descriptive Headings............................................46
         SECTION 9.04.  Entire Agreement; Assignment....................................46
         SECTION 9.05.  Governing Law...................................................46
         SECTION 9.06.  Expenses and Fees...............................................47
         SECTION 9.07.  Counterparts; Effectiveness.....................................47
         SECTION 9.08.  Severability; Validity; Parties in Interest.....................47
         SECTION 9.09.  Jurisdiction....................................................47

         THIS AGREEMENT AND PLAN OF MERGER, dated as of May 13, 1997 (this "Agreement"), among GIANT EAGLE, INC., a Pennsylvania corporation (the "Parent"), TALON ACQUISITION COMPANY, a Delaware corporation and a wholly-owned subsidiary of Parent (the "Sub"), and RISER FOODS, INC., a Delaware corporation (the "Company"),

                              W I T N E S S E T H:

         WHEREAS, the respective Boards of Directors of Parent and Sub have each determined that it is advisable and in the best interest of the Parent and Sub, respectively, to engage in a transaction whereby Parent will acquire the Company on the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, the Board of Directors of the Company has determined that it is advisable and in the best interest of the Company and its stockholders to engage in a transaction whereby Parent will acquire the Company on the terms and subject to the conditions set forth in this Agreement and that the Offer and Merger are fair to the stockholders of the Company;

         WHEREAS, in furtherance of such acquisition, Parent proposes to cause Sub to make a tender offer (as it may be amended from time to time as permitted under this Agreement, the "Offer") to purchase all the issued and outstanding shares of Class A Common Stock, par value $.01 per share, of the Company (the "Class A Common Stock"), at a price per share of Class A Common Stock of $42.00 in cash, upon the terms and subject to the conditions set forth in this Agreement; and the Board of Directors of the Company has adopted resolutions approving the Offer and the Merger (as hereinafter defined) and recommending that the Company's stockholders accept the Offer;

         WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have approved the merger of Sub into the Company, or the Company into Sub, at the election of Parent as set forth below (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of Common Stock (as hereinafter defined in Section 1.01) not owned directly or indirectly by Parent or the Company, except shares of Common Stock held by persons who object to the Merger and comply with all the provisions of Delaware law concerning the right of holders of Common Stock to dissent from the Merger and require appraisal of their shares of Common Stock ("Dissenting Stockholders"), will be converted into the right to receive the per share consideration paid pursuant to the Offer;

         WHEREAS, the Company, Parent and Sub wish to make certain representations, warranties, covenants and agreements in connection with the Offer and the Merger and also to prescribe various conditions to the Offer and the Merger; and

         WHEREAS, concurrently with the execution and delivery of this Agreement, the holders of Class B Common Stock (as hereinafter defined) of the Company will be asked to enter into an agreement (the "Stockholders' Agreement"), a copy of which is attached hereto as Exhibit C, pursuant to which such shareholders will, among other things, tender their shares of Class A Common Stock in the Offer and vote their shares of Class B Common Stock in favor of the Merger upon the terms and subject to the conditions set forth therein.

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements, and upon the terms and subject to the conditions hereinafter set forth, and intending to be legally bound, the parties agree as follows:

                                   ARTICLE I

                                   THE OFFER

         SECTION 1.01. The Offer. (a) Subject to the provisions of this Agreement, as promptly as practicable but in no event later than five business days after the date of this Agreement, Sub shall, and Parent shall cause Sub to, commence the Offer. The obligation of Sub to, and of Parent to cause Sub to, commence the Offer and accept for payment, and pay for, any shares of Class A Common Stock tendered pursuant to the Offer shall be subject to the terms and conditions set forth in Exhibit A (any of which may be waived by Sub in its sole discretion, subject to limitations imposed by applicable law) and completion of the recapitalization of the shares of Class A Stock owned by 5300 Richmond Road Corp. Sub expressly reserves the right to modify the terms of the Offer, except that, without the consent of the Company, Sub shall not (i) reduce the number of shares of Class A Common Stock subject to the Offer, (ii) reduce the price per share of Class A Common Stock to be paid pursuant to the Offer, (iii) modify or add to the conditions set forth in Exhibit A, (iv) except as provided in the following sentence, extend the offer or (v) change the form of consideration payable in the Offer. Notwithstanding the foregoing, Sub may, without the consent of the Company, (i) extend the Offer for a period of not more than 20 business days beyond the date on which the Offer would otherwise expire if on the date of such extension any of the conditions to Sub's obligation to purchase shares of Class A Common Stock shall not be satisfied, until such time as such conditions are satisfied or waived, (ii) extend the Offer for a period of not more than 10 business days beyond the date on which the Offer would otherwise expire if on the date of such extension the Minimum Tender Condition (as defined in Exhibit A) shall not be satisfied or if on the date of such extension the holders of less than 80% of the outstanding shares of the Company's Class B Common Stock, par value $.01 per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock"), have executed the Stockholder's Agreement,
(iii) extend the Offer for any period required by any rule, regulation, interpretation or position of the Securities and Exchange Commission (the "SEC") or the staff thereof applicable to the Offer and (iv) extend the Offer for any reason for a period of not more than 10 business days beyond the latest expiration date that would otherwise be permitted under clause (i), (ii) or
(iii) of this sentence. Subject to the terms and conditions of the Offer, Sub shall, and Parent shall cause Sub to, pay for all shares of Class A Common Stock validly tendered and not withdrawn pursuant to the Offer that Sub becomes obligated to purchase pursuant to the Offer as soon as practicable after the expiration of the Offer, but no later than as required by applicable law.

                  (b) On the date of commencement of the Offer, Parent and Sub shall file with the SEC a Tender Offer Statement on Schedule 14D-1 with respect to the Offer, which shall contain an offer to purchase and a related letter of transmittal and summary advertisement (such Schedule 14D-1 and the documents included therein pursuant to which the offer will be made, together with any supplements or amendments thereto, the "Offer Documents") and on such date shall mail the Offer Documents to the Company's stockholders. The Offer Documents shall comply as to form in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder and, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Parent or Sub with respect to information supplied by the Company for inclusion in the Offer Documents. Each of Parent, Sub and the Company agrees promptly to correct any information provided by it for use in the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect, and each of Parent and Sub further agrees to take all steps necessary to amend or supplement the Offer Documents and to cause the Offer Documents as so amended or supplemented to be filed with the SEC and to be disseminated to the Company's stockholders, in each case as and to the extent required by applicable law. Parent and Sub agree to provide the Company and its counsel in writing with any comments Parent, Sub or their counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments. The Company agrees to share with Parent and Sub information in its possession necessary to enable Parent and Sub to prepare the Offer Documents.

                  (c) Subject to the terms and condition of the Offer, Parent shall provide or cause to be provided to Sub on a timely basis the funds necessary to purchase any shares of Common Stock that Sub becomes obligated to purchase pursuant to the Offer.

         SECTION 1.02. Company Actions. (a) The Company hereby approves of and consents to the Offer and represents and warrants to Parent and Sub that the Board of Directors of the Company (at a meeting duly called and held) has duly adopted resolutions approving this Agreement, the Offer and the Merger, determining that the terms of the Offer and the Merger are fair to, and in the best interest of, the Company's stockholders and recommending that the Company's stockholders accept the Offer and tender their shares pursuant to the Offer and, if required, approve and adopt this Agreement. The Company represents and warrants to Parent and Sub that, in connection with its consideration of this Agreement, its Board of Directors received the written opinion of Houlihan Lokey Howard & Zukin Capital ("Houlihan Lokey") and the independent directors of the Company received the written opinion of McDonald & Company Securities, Inc. ("McDonald") that the consideration to be received by the Company's stockholders in the Offer and the Merger is fair, from a financial point of view, to such stockholders. The Company has been or will be authorized by Houlihan Lokey to include a copy of such opinion in the Offer Documents. A complete and correct signed copy of such opinion has been delivered by the Company to the Parent.

                  (b) On the date the Offer Documents are filed with the SEC, the Company shall file with the SEC a Solicitation / Recommendation Statement on Schedule 14D-9 with respect to the Offer (such Schedule 14D-9, as amended from time to time, the "Schedule 14D-9") containing the recommendations described in paragraph (a) and shall mail the Schedule 14D-9 to the stockholders of the Company. The Schedule 14D-9 shall comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder and, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information supplied by Parent or Sub for inclusion in the Schedule 14D-9. Each of the Company, Parent and Sub agrees promptly to correct any information provided by it for use in the Schedule 14D-9 if and to the extent that such information shall have become false or misleading in any material respect, and the Company further agrees to take all steps necessary to amend or supplement the Schedule 14D-9 and to cause the Schedule 14D-9 as so amended or supplemented to be filed with the SEC and disseminated to the Company's stockholders, in each case as and to the extent required by applicable law. The Company agrees to provide Parent and its counsel in writing with any comments the Company or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments. Parent and Sub agree to share with the Company information in their possession necessary to enable the Company to prepare the
Schedule 14D-9.

                  (c) In connection with the Offer, the Company shall cause its transfer agent to furnish Sub promptly with mailing labels containing the names and addresses of the record holders of Common Stock as of a recent date and of those persons becoming record holders subsequent to such date, together with copies of all lists of stockholders, security position listings and computer files and all other information in the Company's possession or control regarding the beneficial owners of Common Stock, and shall furnish to Sub such information and assistance (including updated lists of stockholders, security position listings and computer files) as Sub may reasonably request in communicating the Offer to the Company's stockholders. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Merger, Parent and Sub shall hold in confidence the information contained in any such labels, listings and files, will use such information only in connection with the Offer and the Merger and, if this Agreement shall be terminated, will, upon request, deliver to the Company all copies of such information then in their possession.

                                   ARTICLE II

                                   THE MERGER

         SECTION 2.01. The Merger. Upon the terms and subject to the conditions hereof, and pursuant to Section 251 of the Delaware General Corporation Law (the "DGCL"), Sub shall be merged with and into the Company at the Effective Time (as hereinafter defined) of the Merger. Following the Merger, the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the DGCL, and the separate corporate existence of Sub shall cease. Notwithstanding the foregoing, Parent may elect at any time prior to the Merger, instead of merging Sub into the Company as provided above, to merge the Company with and into Sub; provided, however, (i) that the Company shall not be deemed to have breached any of its representations, warranties, covenants or agreements set forth in this Agreement solely by reason of such election and
(ii) Parent may not so elect if doing so would have a material adverse effect on the financial interests of the Company and its stockholders. In such event, the parties agree to execute an appropriate amendment to this Agreement in order to reflect the foregoing and, where appropriate, to provide that Sub shall be the Surviving Corporation. At the election of Parent, any direct or indirect subsidiary of Parent may be substituted for Sub as a constituent corporation in the Merger; provided that no such substitution shall affect Parent's obligations hereunder. In such event, the parties agree to execute an appropriate amendment to this Agreement in order to reflect the foregoing.

SECTION 2.02. Closing. The closing of the Merger (the "Closing") shall take place (i) at 10:00 a.m, on a date to be specified by the parties, which (subject to satisfaction or waiver of the conditions set forth in Article VII) shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VII (the "Closing Date"), at the offices of Cohen & Grigsby, P.C., 2900 CNG Tower, 625 Liberty Avenue, Pittsburgh, Pennsylvania 15222, or (ii) at such other place and/or on such other date as the parties hereto may agree in writing.

         SECTION 2.03. Effective Time. As soon as practicable following the satisfaction or waiver of the conditions set forth in Article VII, the parties shall cause a certificate of merger or other appropriate documents (in any such case, the "Certificate of Merger") to be executed and filed in the Department of State of the State of Delaware as provided in Section 251 of the DGCL. The Merger shall become effective (i) at the time and date of filing of the Certificate of Merger in the Department of State of the State of Delaware or
(ii) at such other time as is agreed upon by the parties and specified in the Certificate of Merger (such time as the Merger becomes effective is hereinafter referred to as the "Effective Time" of the Merger).

         SECTION 2.04. Effects of the Merger. The Merger shall have the effects set forth in the DGCL. As of the Effective Time of the Merger, Parent shall own, directly or indirectly, all of the issued and outstanding Common Stock of the Surviving Corporation.

         SECTION 2.05. Articles of Incorporation and Bylaws. At the Effective Time, Sub's Articles of Incorporation and By-laws shall be the Articles of Incorporation and By-laws of the Surviving Corporation; except that (i) Article First of Sub's Articles of Incorporation shall be amended to read as set forth in Schedule 2.05 and (ii) such other amendments as are necessary to effectuate the provisions of Section 6.06 hereof shall be adopted.

         SECTION 2.06. Directors and Officers. At the Effective Time of the Merger, the persons listed on Schedule 2.06 shall become the directors and officers of the Surviving Corporation until their successors are duly elected and qualified.

                                  ARTICLE III

                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

         SECTION 3.01. Effect on Capital Stock. At the Effective Time of the Merger, by virtue of the Merger and without any action on the part of the holder of any shares of Common Stock or any shares of capital stock of Sub:

                  (a) Capital Stock of Sub. Each share of common stock, par value $0.01 per share, of Sub shall be converted into and become one fully paid and nonassessable, issued and outstanding share of common stock, par value $0.01 per share, of the Surviving Corporation.

                  (b) Cancellation of Treasury Stock and Parent Owned Stock. Each share of Common Stock issued and held immediately prior to the Effective Time of the Merger in the Company's treasury or by any Company Subsidiary (as defined in Section 4.01(c)) and each share of Common Stock that is owned by Parent, Sub or any other subsidiary of Parent shall automatically be canceled and retired without payment of any consideration therefor and cease to exist.

                  (c) Conversion of Common Stock. Subject to Section 3.01(d), each share of Common Stock issued and outstanding immediately prior to the Effective Time of the Merger that is not owned by the Parent or Sub or any other subsidiary of Parent (other than shares to be canceled in accordance with Section 3.01(b)) shall be converted into the right to receive from the Surviving Corporation in cash, without interest, the price per share of Class A Common Stock paid pursuant to the Offer (the "Merger Consideration"). As of the Effective Time of the Merger, all such shares of Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, without interest.

                  (d) Shares of Dissenting Stockholders. Notwithstanding anything in this Agreement to the contrary, any issued and outstanding shares of Common Stock held by a Dissenting Stockholder shall not be converted as described in Section 3.01(c) but shall become the right to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to the laws of the

State of Delaware; provided, however, that the shares of Common Stock outstanding immediately prior to the Effective Time of the Merger and held by a Dissenting Stockholder who shall, after the Effective Time of the Merger, withdraw his demand for appraisal or lose his right of appraisal, in either case pursuant to the DGCL, shall be deemed to be converted as of the Effective Time of the Merger into the right to receive the Merger Consideration. The Company shall give Parent (i) prompt notice of any written demands for appraisal of shares of Common Stock received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to any such demands. The Company shall not, without the prior written consent of Parent, voluntarily make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands.

         SECTION 3.02.  Exchange of Certificates.

                  (a) Paying Agent. Prior to the Effective Time of the Merger, Parent shall select a bank or trust company to act as paying agent (the "Paying Agent") for the payment of the Merger Consideration upon surrender of certificates representing Common Stock. Unless Parent notifies the Company otherwise, the Paying Agent will be Mellon Bank, N.A.

                  (b) Parent To Provide Funds. Subject to the provisions of this Agreement, Parent shall take all steps necessary to enable and cause the Surviving Corporation to provide to the Paying Agent on a timely basis, as and when needed after the Effective Time of the Merger, funds necessary to pay for the shares of Common Stock pursuant to Section 3.01.

                  (c) Exchange Procedure. As soon as reasonably practicable after the Effective Time of the Merger, the Paying Agent shall mail to each record holder of a certificate or certificates which immediately prior to the Effective Time of the Merger represented outstanding shares of Common Stock (the "Certificates") whose shares were converted into the right to receive the Merger Consideration pursuant to Section 3.01, (i) a notice and letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent and shall be in a form and have such other provisions as Parent may reasonably specify, including instructions with respect to lost certificates) and advising such holder of the effectiveness of the Merger and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by the Parent, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereon, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash into which the shares of Common Stock theretofore represented by such Certificate shall have been converted pursuant to Section 3.01, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Common Stock which is not registered in the transfer records of the Company, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 3.02, each Certificate shall be deemed at any time after the Effective Time of the Merger to represent only the right to receive upon such surrender the amount of cash, without interest, into which the shares of Common Stock theretofore represented by such Certificate shall have been converted pursuant to Section 3.01. No interest will be paid or will accrue on the cash payable upon the surrender of any Certificate.

                  (d) No Further Ownership Rights in Common Stock. All cash paid upon the surrender of Certificates in accordance with the terms of this
Article III shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Common Stock theretofore represented by such Certificates, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Common Stock which were outstanding immediately prior to the Effective Time of the Merger. If, after the Effective Time of the Merger, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article III.

                  (e) No Liability. Any portion of the funds delivered to the Paying Agent in accordance with Section 3.02(b) hereof and which remain unclaimed by the former stockholders of the Company one year after the Effective Time shall be delivered by the Paying Agent to Parent. Any former stockholders of the Company who have not theretofore complied with this Article III shall thereafter look only to Parent for payment of the Merger Consideration, without any interest thereon. None of Parent, Sub, the Company or the Paying Agent or any other person will be liable to any former holder of Common Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         SECTION 4.01. Representations and Warranties of the Company. Except as otherwise disclosed to Parent and Sub in a letter delivered to them prior to the execution hereof (which letter shall contain appropriate references to identify the representations and warranties herein to which the information in such letter relates) (the "Company Disclosure Letter"), the Company represents and warrants to Parent and Sub as follows:

                  (a) Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to carry on its business as it is now being conducted or presently proposed to be conducted. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not individually or in the aggregate have a material adverse effect on the business, assets, liabilities, results of operations or financial condition of the Company and the Company Subsidiaries (as defined below), taken as a whole (a "Company Material Adverse Effect"; such material adverse effects with respect to Parent and its subsidiaries, a "Parent Material Adverse Effect"); provided, however, that "Company Material Adverse Effect" when used in connection with Company or any of the Company Subsidiaries (as defined below) shall exclude (i) items disclosed in the Company SEC Reports (as defined below) prior to the date hereof and (ii) departures of officers, directors, consultants, employees or agents of the Company or the Company Subsidiaries resulting from the announcement or expectation of the transactions contemplated hereby.

                  (b) Capitalization. The authorized capital stock of the Company consists of 20,000,000 shares of Class A Common Stock; 5,000,000 Shares of Class B Common Stock and 30,000 shares of Company preferred stock, par value $100 per share (the "Company Preferred Shares"). As of May 6, 1997 (i) 7,299,488 shares of Class A Common Stock were issued and outstanding (it being understood, for this purpose, that shares of Class A Common Stock held by a Company Subsidiary are not considered to be outstanding), 901,912 shares of Class B Common Stock were issued and outstanding and no Company Preferred Shares were issued and outstanding, (ii) stock options to acquire 353,700 shares of Class A Common Stock were outstanding under all stock option plans and agreements of the Company and (iii) 879,500 shares of Class A Common Stock (including 353,700 shares issuable upon exercise of the options identified in clause (ii) above) were reserved for issuance pursuant to all employee plans of the Company. The Company has no outstanding stock appreciation rights or stock purchase rights. All of the issued and outstanding shares of Common Stock are validly issued, fully paid and nonassessable and free of preemptive rights. Except as set forth above or as specified on Schedule 4.01(b) of the Company Disclosure Letter, as of the date of this Agreement there are no shares of capital stock of the Company issued or outstanding or any options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating Company to issue, transfer, sell, redeem, repurchase or otherwise acquire any shares of its capital stock or securities. Except as provided in this Agreement or as set forth on Schedule 4.01(b) of the Company Disclosure Letter, after the Effective Time, the Company will have no obligation to issue, transfer or sell any shares of its capital stock pursuant to any employee benefit plan or otherwise.

                  (c)      Subsidiaries.

                           (i)      Each of the  subsidiaries  of the Company
(the "Company Subsidiaries") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not individually or in the aggregate have a Company Material Adverse Effect. Each Company Subsidiary is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not individually or in the aggregate have a Company Material Adverse Effect.

                           (ii)     Except  as set  forth  on  Schedule
4.01(c)(ii) of the Company Disclosure Letter, the Company is, directly or indirectly, the record and beneficial owner of all of the outstanding shares of capital stock of each of the Company Subsidiaries, there are no proxies with respect to any such shares, and no equity securities of any Company Subsidiary are or may become required to be issued by reason of any options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable or exercisable for, shares of any capital stock of any Company Subsidiary, and there are no contracts, commitments, understandings or arrangements by which the Company or any Company Subsidiary is or may be bound to issue, redeem, purchase or sell additional shares of its capital stock or of any Company Subsidiary or securities convertible into or exchangeable or exercisable for any such shares. All of such shares so owned by the Company are validly issued, fully paid and nonassessable and are owned by it free and clear of any claim, mortgage, deed of trust, pledge, lien, security interest, charge, encumbrance, or similar agreement of any kind or nature whatsoever ("Lien"), restraint on alienation, or any other restriction with respect to the transferability or assignability thereof (other than restrictions on transfer imposed by federal or state securities laws).

                  (d) Material Investments. Except as set forth on Schedule 4.01(d) of the Company Disclosure Letter, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation (other than a subsidiary), partnership, joint venture or other business association or entity which is material to the Company. Except as set forth on Schedule 4.01(d) of the Company Disclosure Letter, the Company has heretofore delivered to Parent financial statements (audited to the extent available) and interim unaudited financial statements of each of such entities (through the most recently concluded fiscal quarter for each of such entities) and, to the best knowledge of the Company, such financial statements fairly present, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto or on Schedule 4.01(d) of the Company Disclosure Letter), the financial condition of each and the results of operations for the periods so indicated (subject to normal year-end adjustments in the case of the interim unaudited financial statements), and the Company's disclosures with respect to its investment in each of such entities otherwise included in the Company's SEC Reports (as defined below) do not contain any untrue statements of material fact or omit to state any material fact required to be stated therein or which are necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as set forth on Schedule 4.01(d) of the Company Disclosure Letter, the Company (or, as indicated thereon, a Company Subsidiary) has good and marketable title to the securities evidencing its investment in the Company Subsidiaries, which have been validly issued and are fully paid and non-assessable and are held by Company (or, as indicated thereon, a Company Subsidiary) free and clear of any Lien, restraint on alienation, or any other restriction with respect of the transferability or assignability thereof (other than restrictions on transfer imposed by federal or state securities laws).

                  (e) Authority Relative to this Agreement. The Company has the power to enter into this Agreement and to carry out its obligations hereunder (subject only, with respect to the Merger, to the approval and adoption of this Agreement and the transactions contemplated hereby by the holders of at least eighty percent (80%) of the outstanding shares of Common Stock entitled to vote in accordance with the DGCL and the Company's Certificate of Incorporation and By-Laws). The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Company's Board of Directors and, except for the approval of its stockholders (if required under applicable law), no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the transactions contemplated hereby. Subject to the foregoing, this Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms. The Company has taken all action necessary so that the restrictions set forth in
Section 203 of the DGCL will not and do not apply to the Merger.

                  (f) Consents and Approvals; No Violations. Except for applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act (the HSR Act, Securities Act and Exchange Act, collectively, the "Governmental Requirements), state or foreign laws relating to takeovers, if applicable, state securities or blue sky laws, and the filing of the Certificate of Merger, no filing with, and no permit, authorization, consent or approval of, any court or tribunal or administrative, governmental or regulatory body, agency, public body or authority is necessary for the execution, delivery and performance of this Agreement by the Company of the transactions contemplated by this Agreement, except in the case of permits, authorizations, consents or approvals which, if not obtained, would not individually or in the aggregate have a Company Material Adverse Effect. Neither the execution, delivery and performance of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, nor compliance by the Company with any of the provisions hereof, will
(i) conflict with or result in any breach of any provisions of the Certificate of Incorporation or By-Laws of Company or the Certificate or Articles of Incorporation, as the case may be, or By-Laws of any of the Company Subsidiaries, (ii) except as set forth on Schedule 4.01(f)(ii) of the Company Disclosure Letter, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under (or give rise to any right of termination, cancellation, vesting, payment, exercise, acceleration, suspension or revocation), any of the terms, conditions or provisions of any note, bond, mortgage, deed of trust, security interest, indenture, lease, license, contract, agreement, insurance policy, plan or other instrument or obligation to which the Company or any of the Company Subsidiaries is a party or by which any of them or any of their properties or assets may be bound or affected, (iii) except as set forth on Schedule 4.01(f)(iii) of the Company Disclosure Letter, violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any of the Company Subsidiaries or any of their properties or assets, (iv) except as set forth on Schedule 4.01(f)(iv) of the Company Disclosure Letter, result in the creation or imposition of any Lien on any asset of the Company or any Company Subsidiary or (v) except as set forth on Schedule 4.01(f)(v) of the Company Disclosure Letter, cause the suspension, termination or revocation of any certificates of need, accreditation, registrations, licenses, permits and other consents or approvals of governmental agencies, except in the case of clauses (ii), (iii), (iv) and (v) for violations, breaches, defaults, terminations, cancellations, accelerations, creations, impositions, suspensions or revocations which would not individually or in the aggregate have a Company Material Adverse Effect.

                  (g) Company SEC Reports. Exclusive of the exhibits thereto, the Company has delivered to Parent true and complete copies of each registration statement, periodic and other reports and information or proxy statements, including, without limitation, its Annual Reports to Stockholders incorporated in material part by reference in certain of such reports, in the form (including any amendments thereto) required to be filed with the SEC since July 2, 1994 (collectively, the "Company SEC Reports"). As of the respective dates the Company SEC Reports were filed or, if any such Company SEC Report was amended or supplemented, as of the date such amendment or supplement was filed, each of the Company SEC Reports (i) complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations promulgated thereunder, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the audited consolidated financial statements and unaudited consolidated interim financial statements of the Company (including any related notes and schedules) included (or incorporated by reference) in its Annual Reports on Form 10-K for each of the fiscal years ended June 29, 1996, July 1, 1995 and July 2, 1994 and its Quarterly Reports on Form 10-Q for all interim periods subsequent to June 29, 1996 fairly present, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company as of its date and the consolidated results of operations and changes in financial position for the period then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

                  (h) Absence of Certain Changes or Events. Since January 11, 1997 (the "Company Financial Statement Date"), except as set forth on Schedule 4.01(h) of the Company Disclosure Letter or in the SEC Reports, the Company and the Company Subsidiaries have in all material respects conducted their business in the ordinary course consistent with past practices and there has not occurred: (i) any Company Material Adverse Effect; (ii) any amendments or changes in the Certificate of Incorporation or By-Laws of the Company; (iii) any sale of, or material pledge of or material encumbrance upon, property of the Company with a value in excess of $3,000,000; (iv) any material change by the Company in its accounting methods, principles or practices except as required by any change in GAAP or as a result of a change in law; or (v) any material revaluation by Company of any of its assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business.

                  (i) Litigation. Except for litigation disclosed in the Company SEC Reports or as set forth on Schedule 4.01(i) of the Company Disclosure Letter, there is no suit, action or proceeding (whether at law or equity, before or by any federal, state or foreign commission, court, tribunal, board, agency or instrumentality, or before any arbitrator) pending or, to the knowledge of the Company, threatened against or affecting the Company or any of the Company Subsidiaries, the outcome of which, in the reasonable judgment of the Company, would individually or in the aggregate have a Company Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against the Company or any of the Company Subsidiaries having, or which, insofar as can reasonably be foreseen, in the future may have, any such effect. The Company has disclosed to Parent all litigation in which the Company or a Company Subsidiary is named as a party except for litigation the outcome of which, individually or in the aggregate, in the reasonable judgment of the Board of Directors of the Company would not have a Company Material Adverse Effect.

                  (j) Absence of Undisclosed Liabilities. Except for liabilities or obligations which are accrued or reserved against in the Company's financial statements (or reflected in the notes thereto) included in the SEC Reports or which were incurred after the Company Financial Statement Date in the ordinary course of business and consistent with past practices, the Company and the Company Subsidiaries do not have any material liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in a consolidated balance sheet (or reflected in the notes thereto).

                  (k) No Default. Except as set forth on Schedule 4.01(k) of the Company Disclosure Letter, neither the Company nor any of the Company Subsidiaries is in violation or breach of, or default under (and no event has occurred which with notice or the lapse of time or both would constitute a violation or breach of, or a default under) any term, condition or provision of
(i) its Certificate of Incorporation or By-Laws, (ii) any note, bond, mortgage, deed of trust, security interest, indenture, license, agreement, plan, contract, lease, insurance policy, commitment or other instrument or obligation to which the Company or any of the Company Subsidiaries is a party or by which they or any of their properties or assets may be bound or affected, (iii) any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of the Company Subsidiaries or any of their properties or assets, or (iv) any license, permit and other consent or approval of governmental agencies or accreditation organizations, except in the case of clauses (ii), (iii) and (iv) above for breaches, defaults or violations which would not individually or in the aggregate have a Company Material Adverse Effect.

                  (l) Taxes. Except as set forth on Schedule 4.01(l) of the Company Disclosure Letter:

                           (A)      The Company and each of the Company
Subsidiaries has (i) timely filed (or has had timely filed on its behalf) or will cause to be timely filed all material Tax Returns (as defined below) required by applicable law to be filed by any of them for tax years ended prior to the date of this Agreement and all such Tax Returns and amendments thereto are or will be true, complete, and correct in all material respects, (ii) paid (or has had paid on its behalf) all Taxes (as defined below) due or has properly accrued or reserved for all such Taxes for such periods and (iii) accrued for all Taxes for periods commencing after the periods covered by such Tax Returns and ending prior to the date hereof.

                           (B)      There are no material liens for Taxes
upon the assets of the Company or any of the Company Subsidiaries, except liens for taxes not yet due.

                           (C)      There are no material deficiencies or
adjustments for Taxes that have been proposed or assessed (except as heretofore disclosed by the Company to Parent) by any Tax Authority (as defined below) against the Company or any of the Company Subsidiaries and which remain unpaid.

                           (D)      Prior to the date  hereof, the Company
and the Company Subsidiaries have disclosed all material Tax sharing, Tax indemnity, or similar agreements to which the Company or any of the Company Subsidiaries is a party, is bound by, or has any obligation or liability for Taxes.

                           (E)      The Company and the Company Subsidiaries
have not paid, and do not expect to pay, in any taxable year commencing on or after July 1, 1994, remuneration that would result in a disallowance of any material amount of tax deductions under section 162(m) of the Code. There are no changes in the tax accounting methods subject to section 481(a) of the Code which have an ongoing material effect on Company or any of the Company Subsidiaries. No "consent" within the meaning of section 341(f) of the Code has been filed with respect to the Company or any of the Company Subsidiaries.

                           (F) As used herein, (i) "Audit" shall mean any
audit, assessment of taxes, other examination by any Tax Authority, proceeding or appeal of such proceeding relating to Taxes, (ii) "Taxes" shall mean all Federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto, (iii) "Tax Authority" shall mean the Internal Revenue Service and any other domestic or foreign governmental authority responsible for the administration of any Taxes, and (iv) "Tax Returns" shall mean all "Federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax Return relating to Taxes.

          (m)      Title to Certain Properties; Encumbrances.

                    A.       Real Property.

                             Except as otherwise disclosed on
Schedule 4.01(m)A of the Company Disclosure Letter, to the extent the buildings and other improvements located on the real property owned or leased by the Company or any Company Subsidiary are not in good repair and operating condition, the aggregate cost of putting such buildings and other improvements in good repair and operating condition would not have a Company Material Adverse Effect. The Company has provided Parent with copies of all real property leases to which the Company or a Company Subsidiary is a party and has provided to Parent a list of all real property owned or leased by the Company or a Company Subsidiary except such leases or property which individually or in the aggregate are immaterial.

                    B.       Personal Property.

                             (i)     Except as otherwise disclosed on
Schedule 4.01(m)B(i) of the Company Disclosure Letter, to the extent the equipment and machinery which is used in the Company's or any Company Subsidiary's business ("Company E & M") is not in good repair and operating condition, the aggregate cost of putting such machinery and equipment in good repair and operating condition would not have a Company Material Adverse Effect.

                             (ii)    Except as otherwise disclosed on
Schedule 4.01(m)B(ii) of the Company Disclosure Letter, all inventory of the Company or any Company Subsidiary is of a quantity and quality usable and salable in the ordinary course of the Company's or the Company Subsidiary's business, except to the extent the failure to be so usable and salable would not have a Company Material Adverse Effect.

                  Except as otherwise disclosed on Schedule 4.01(m) of the Company Disclosure Letter, the Company or the Company Subsidiaries, as the case may be, hold (x) good and marketable title to all real and personal property purported to be owned by them and (y) good leasehold title to all real and personal property purported to be leased by them, in each case free and clear of all material Liens.

                  (n) Compliance with Applicable Law. Each of the Company and the Company Subsidiaries is in compliance with all applicable laws, except where the failure to be in such compliance would not individually or in the aggregate have a Company Material Adverse Effect.

                  (o) Labor Matters. Except as set forth on Schedule 4.01(o) of the Company Disclosure Letter, neither Company nor any of the Company Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of the Company, threatened against the Company or the Company Subsidiaries relating to their business, except for any such proceedings which would not have individually or in the aggregate a Company Material Adverse Effect. To the knowledge of the Company, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of the Company or any of the Company Subsidiaries, nor, except as pursuant to the collective bargaining agreements set forth on Schedule 4.01(o) does any labor union or organization claim to represent the employees of the Company or any of the Company Subsidiaries. There is no labor strike, dispute, slow down, work stoppage, or lockout actually pending or, to the knowledge of the Company, threatened against the Company or the Company Subsidiaries. The Company has provided Parent with all collective bargaining agreements to which the Company or any Company Subsidiary is a party or may be bound.

                    (p)      Employee Benefit Plans; ERISA.

                             (A)      With respect to each of the bonus,
deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement of the Company and the Company's Subsidiaries (the "Company Plans") in force on or after January 1, 1994, except for multiemployer plans as defined in Section 3(37)(A) of ERISA and except as disclosed on Schedule 4.01(p)(A) of the Company Disclosure Letter, the Company has heretofore delivered to Parent true and complete copies of each of the following documents: (i) a copy of the Company Plans (including all amendments thereto), (ii) a copy of the annual report and actuarial report, if required under ERISA, with respect to each of the Company Plans that is an "employee benefit plan", as that term is defined in Section 3(3) of ERISA (the "Company ERISA Plans"), for the last two years, (iii) a copy of the most recent Summary Plan Description, together with each Summary of Material Modifications, required under ERISA with respect to the Company ERISA Plans, (iv) if the Company Plans are funded through a trust or any third party funding vehicle, a copy of the trust or other funding agreement (including all amendments thereto) and the latest financial statements thereof, and (v) the most recent determination letter received from the Internal Revenue Service with respect to each Company ERISA Plan intended to qualify under Section 401(a) of the Code.

                           (B)      No liability  under Title IV of ERISA has
been incurred by the Company, any Company Subsidiary or any company that is an affiliate of the Company under ERISA (a "Company ERISA Affiliate") since the effective date of ERISA that has not been satisfied in full, and except as disclosed on Schedule 4.01(p)B of the Company Disclosure Letter, no condition exists that presents a material risk to the Company, any Company Subsidiary or any Company ERISA Affiliate of incurring any liability under such Title (other than liability for premiums due to PBGC). To the extent this representation applies to Sections 4064, 4069 or 4204 of Title IV of ERISA, it is made not only with respect to the Company ERISA Plans but also with respect to any employee benefit plan, program, agreement or arrangement subject to Title IV of ERISA to which the Company, a Company Subsidiary or a Company ERISA Affiliate made, or was required to make, contributions during the five-year period ending on the date of this Agreement.

                           (C)      With respect to each Company ERISA
Plan which is subject to Title IV of ERISA, except as set forth on Schedule 4.01(p)C of the Company Disclosure Letter, the present value of accrued benefits under such plan, based upon the actuarial assumptions used for financial reporting purposes in either the most recent actuarial report prepared by such plan's actuary with respect to such plan or in information disclosed to the Company by a multiemployer plan as defined in Section 3(37)(A) of ERISA, did not exceed, as of its latest valuation date, the then current value of the assets of such plan allocable to such accrued benefits.

                           (D)      Except as disclosed on Schedule 4.01(p)(D)
of the Company Disclosure Letter, no Company ERISA Plan or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code) , whether or not waived, as of the last day of the most recent fiscal year of each Company ERISA Plan ended prior to the date of this Agreement, and all contributions required to be made with respect thereto (whether pursuant to the terms of any Company ERISA Plan or otherwise) on or prior to the date of this Agreement have been timely made.

                           (E)      Except as set forth on Schedule 4.01(p)E
of the Company Disclosure Letter, no ERISA Plan is a "multi-employer pension plan," as defined in Section 3(37)(A) of ERISA, nor is any Company ERISA Plan a plan described in Section 4063(a) of ERISA.

                           (F)      Except as set forth on Schedule 4.01(p)F
of the Company Disclosure Letter and except for any multiemployer plan as defined in Section 3(37)(A) of ERISA, each Company ERISA Plan intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and the trusts maintained thereunder have been determined to be exempt from taxation under Section 501(a) of the Code and, to the best knowledge of the Company, no event has occurred nor does any condition exist which would adversely affect such qualification and exemption.

                           (G)      Except as set forth on Schedule 4.01(p)G
of the Company Disclosure Letter and except for any multiemployer plan as defined in Section 3(37)(A) of ERISA, each of the Company Plans has been operated and administered in all material respects in accordance with applicable laws, including, but not limited to, ERISA and the Code except for requirements which would not individually or in the aggregate have a Company Material Adverse Effect.

                           (H)      Except as set forth on Schedule 4.01(p)H
of the Company Disclosure Letter, no amounts payable under the Company Plans or any other contract, arrangement or agreement will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code.

                           (I)      Except as set forth on Schedule 4.01(p)I
of the Company Disclosure Letter, no Company Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees of the Company, any Company Subsidiary or any Company ERISA Affiliate beyond such employees' retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death benefits or retirement benefits under any "employee pension plan", as that term is defined in Section 3(2) of ERISA, (iii) deferred compensation benefits accrued as liabilities on the books of the Company, any Company Subsidiary or any Company ERISA Affiliate or (iv) benefits the full cost of which is borne by such employees or their beneficiaries.

                           (J)      Except as set forth on Schedule 4.01(p)J
of the Company Disclosure Letter, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or officer of the Company, any Company Subsidiary or any Company ERISA Affiliate to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, (ii) accelerate the time of payment or vesting, or increase the amount, of any compensation due any such employee or officer, or (iii) result in any prohibited transaction described in
Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available.

                           (K)      With respect to each Company Plan that is
funded wholly or partially through an insurance policy, there will be no liability of the Company, any Company Subsidiary or any Company ERISA Affiliate, as of the Effective Time, under any such insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the closing.

                           (L)      Except as set forth on Schedule 4.01(p)(L)
of the Company Disclosure Letter, there are no pending, threatened or anticipated claims by or on behalf of any of the Company Plans, by any employee or beneficiary covered under any such Company Plan, or otherwise involving any such Company Plan (other than routine claims for benefits).

                           (M)      None of the Company, any Company
Subsidiary, any Company ERISA Affiliate, any of the Company ERISA Plans, any trust created thereunder or any trustee or administrator thereof has engaged in a transaction in connection with which the Company, any Company Subsidiary or any Company ERISA Affiliate, any of the Company ERISA Plans, any such trust, or any trustee or administrator thereof, or any party dealing with the Company ERISA Plans or any such trust could be subject to either a material civil liability under Section 409 of ERISA, Section 502(i) of ERISA, or Section 502(1) of ERISA or a material tax imposed pursuant to Section 4975 or 4976 of the Code.

                  (q) Intellectual Property. The Company and the Company Subsidiaries, as the case may be, have the lawful right to use all intellectual property currently used in any of their businesses, and no such use infringes upon the lawful rights of any other person, except as would not individually or in the aggregate result in a Company Material Adverse Effect. No person is using any intellectual property in a manner which infringes upon the lawful rights of the Company or any Company Subsidiary, except as would not individually or in the aggregate result in a Company Material Adverse Effect.

                  (r) Insurance. There are no claims by the Company or any of the Company Subsidiaries under any of the Company's insurance policies as to which any insurance company is denying liability or defending under a reservation of rights clause, in each case except as would not individually or in the aggregate result in a Company Material Adverse Effect. Except as set forth on Schedule 4.01(r) of the Company Disclosure Letter, the Company is unaware of any reason why any of the Company's or any Company Subsidiary's comprehensive general liability carriers would deny coverage in connection with any litigation disclosed in the Company SEC Reports.

                  (s) Brokers. No broker, finder or investment banker (other than Houlihan Lokey and McDonald) is entitled to any brokerage, finder's fee or other fee or commission payable by the Company in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the Company.

                  (t) Customers and Suppliers. Except as set forth on Schedule 4.01(t) of the Company Disclosure Letter, no supplier of the Company or any Company Subsidiary with aggregate sales to the Company and the Company

Subsidiaries in the 12-month period ending December 31, 1996 of $1,000,000 or more has terminated its relationship with, or materially reduced its sales to the Company or any Company Subsidiary.

                  (u) Governmental Permits. The Governmental Permits (as hereinafter defined) obtained by the Company have been validly acquired, are in full force and effect and, except as would not individually or in the aggregate result in a Company Material Adverse Effect, represent all Governmental Permits necessary under applicable law for the Company or any Company Subsidiary to carry on its business as now being conducted and to own, occupy or use its properties and assets. The Company and the Company Subsidiaries are in compliance with all such Governmental Permits, except where the failure to so comply would not reasonably be expected to have a Company Material Adverse Effect. "Government Permit" means any permit, license, franchise, certificate, authorization, approval or consent obtained from or issued by any Governmental Person which is necessary for the Company or the Company Subsidiary to carry on its business as now being conducted or to own, operate or use its properties and assets; "Governmental Person" means any governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, agency, bureau, body or entity of the United States of America or of any state, county, municipality or other political subdivision located therein.

                  (v) Environmental Matters. Except as otherwise disclosed on Schedule 4.01(v) of the Company Disclosure Letter:

                           (A)      no Hazardous Substances (as hereinafter
defined) have been or are being generated, used, processed, treated, stored, released, transported or disposed of by the Company and the Company Subsidiaries, except in material compliance with applicable Environmental Rules (as hereinafter defined);

                           (B)      to the Company's knowledge, no Hazardous
substances are present on or under any real property owned, leased, occupied or used by the Company or any Company Subsidiary, or in any improvement located thereon, in quantities or at levels which require reporting or remediation under any applicable Environmental Rule; and

                           (C)      to the Company's knowledge, no event has
occurred and no condition exists with respect to Company or any Company Subsidiary or their business, properties or assets which has resulted in, or is likely to result in, any material liability, cost or expense to Company or any Company Subsidiary under any applicable Environmental Rule, and neither the Company nor any Company Subsidiary has received any notice from any Governmental Person of its intention to impose any such liability, cost or expense upon the Company.

                  As used in this Agreement, "Environmental Rule" means any governmental rule which relates to Hazardous Substances, pollution or protection of the environment, natural resources or public health or safety, including without limitation any governmental rule relating to the generation, use, processing, treatment, storage, release, transport or disposal of Hazardous Substances and any common laws of nuisance, negligence and strict liability relating thereto, together with all rules, regulations and orders issued thereunder.

                  As used in this Agreement, "Hazardous Substance" means any substance which constitutes, in whole or in part, a pollutant, contaminant or toxic or hazardous substance or waste under, or the generation, use, processing, treatment, storage, release, transport or disposal of which is regulated by, any governmental rule, and shall specifically include without limitation any substance which (a) constitutes a "hazardous substance" under the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., or a "hazardous waste" under the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., (b) exhibits any of the hazardous characteristics enumerated in 40 C.F.R. Sections 261.20-261.24, inclusive, (c) constitutes any of those extremely hazardous substances referred to in Section 302 of the Superfund Amendments and Reauthorization Act of 1986, Public Law 99-499, 100 Stat. 1613, at 42 U.S.C. Section 11002, (d) constitutes a hazardous material which, when transported, is subject to regulation by the United States Department of Transportation at 49 C.F.R. Parts 171-199 or (e) constitutes asbestos, urea formaldehyde, chlorinated biphenyls (polychlorinated or monochlorinated) or petroleum products.

                  (w) Material Agreements. Except as otherwise disclosed on
Schedule 4.01(w) of the Company Disclosure Letter, each contract, agreement, instrument or document involving the payment by or to the Company or any Company Subsidiary (whether direct or indirect, fixed or contingent) of more than $1,000,000 over the term thereof (a "Material Contract"), each real property lease to which the Company is a party, each labor agreement to which the Company is a party and each agreement, document, instrument that creates, evidences or secures any indebtedness of $1,000,000 or more of the Company or any Company Subsidiary or pursuant to which the Company or any Company Subsidiary has guaranteed indebtedness or other obligations of $1,000,000 or more, and each Company ERISA Plan (each a "Company Material Agreement") is in full force and effect and is enforceable in accordance with its terms. Except as otherwise disclosed on Schedule 4.01(w) of the Company Disclosure Letter, the Company or the Company Subsidiary, as the case may be, is in compliance with each Company Material Agreement, except, in each case, for such non-compliance as does not give rise to a Company Material Adverse Effect. All other parties to the Company Material Agreements are in substantial compliance with the terms thereof except, in each case, for such non-compliance as does not give rise to a Company Material Adverse Effect. Prior to the date hereof, a true, correct and complete copy of the

Company Certificate of Incorporation and By-Laws have been provided by Company to Parent.

                  (x) Transactions with Affiliates. Except as set forth on
Schedule 4.01(x) to the Company Disclosure Letter, or disclosed in the Company SEC Reports or specifically excluded pursuant to the last sentence of this subsection (x):

                           (A)      none of the customers, suppliers,
distributors or sales representatives of the Company are Affiliates of the Company;

                           (B)      none of the properties or assets of the
Company are owned or used by or leased to any Affiliate of the Company and

                           (C)      no Affiliate of the Company is a party to
any agreement with the Company.

                           (D)      any agreement between the Company and any
Affiliate of the Company contains commercially reasonable terms and conditions.

                           (E)      As used in this Agreement,  "Affiliate"
means with respect to any person, any person who directly or indirectly controls or is controlled by, or is under common control with, such person. As used in this definition, the term "control" shall mean, with respect to any person, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person, whether through ownership of voting securities, by contract or otherwise.

                  It is understood and agreed that no disclosure under this subsection (x) is required for any of the items listed in (A) through (D) above if disclosure thereof would not be required in any of the Company SEC Reports.

                  (y) No Other Representations or Warranties. Except for the representations and warranties contained in this Agreement, anything described in or listed in the Company Disclosure Letter, or any other document delivered pursuant to this Agreement, neither the Company nor any other person makes any representation or warranty to Parent or Sub, express or implied, and the Company and each Company Subsidiary hereby disclaims any such representation or warranty, whether by the Company or a Company Subsidiary or any of their respective officers, directors, employees, agents or representatives or any other person of any document or other information.

                  (z) Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in
(i) the Offer Documents, (ii) the Schedule 14D-9, or (iii) the information to be filed by the



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


Company in connection with the Offer pursuant to Rule 14f-1 promulgated under the Exchange Act (the "Rule 14f-1 Statement") or any proxy or information statement will, at the respective times the Offer Documents, the Schedule 14D-9 and the Rule 14f-1 Statement are filed with the SEC or first published, sent or given to the Company's stockholders or, in the case of any proxy or information statement, at the time the proxy or information statement is first mailed to the Company's stockholders or at the time of the meeting of the Company's stockholders held to vote on approval and adoption of this Agreement, if necessary, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein, in light of the circumstances under which they are made, not misleading. The Schedule 14D-9, the Rule 14f-1 Statement and any such proxy or information statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub for inclusion or incorporation by reference therein.

                  (aa) Certain Expenses. The Company has previously disclosed to Parent the Company's fee arrangements with Houlihan Lokey and McDonald, and such arrangements continue and will continue in effect without alteration.

         SECTION 4.02. Representations and Warranties of Parent and Sub. Parent and Sub represent and warrant to the Company as follows:

                  (a) Organization, Standing and Corporate Power. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as it is now being conducted or presently proposed to be conducted.

                  (b) Authority. Each of Parent and Sub has the power to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by each of Parent and Sub and the consummation by each of Parent and Sub of the transactions contemplated hereby have been duly authorized by the Board of Directors of each of Parent and Sub and by the sole Shareholder of Sub and, no other corporate proceedings on the part of Parent or Sub are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and Sub and constitutes a legal, valid and binding agreement of each of Parent and Sub, enforceable against each of Parent and Sub in accordance with its terms.

                  (c) Consents and Approvals; No Violations. Except for applicable Governmental Requirements, state or foreign laws relating to takeovers, if applicable, state securities or blue sky laws, and the filing of the Certificate of Merger, no filing with, and no permit, authorization, consent or approval of, any court or tribunal or administrative, governmental or regulatory body, agency, public body or authority is necessary for the execution, delivery and performance of this Agreement by Parent or Sub of the transactions contemplated by this Agreement. Neither the execution, delivery and performance of this Agreement by Parent or Sub, nor the consummation by Parent or Sub of the transactions contemplated hereby, nor compliance by Parent or Sub with any of the provisions hereof, will (i) conflict with or result in any breach of any provisions of the Articles or Certificate of Incorporation or By-Laws of Parent or Sub, as the case may be, (ii) except as previously disclosed by Parent to the Company in writing, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, vesting, payment, exercise, acceleration, suspension or revocation) under, any of the terms, conditions or provisions of any note, bond, mortgage, deed of trust, security interest, indenture, lease, license, contract, agreement, insurance policy plan or other instrument or obligation to which Parent or Sub is a party or by which either of them or either of their properties or assets may be bound or affected, (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent or Sub or any of their properties or assets, (iv) result in the creation or imposition of any Lien on any asset or (v) cause the suspension, termination or revocation of any registrations, licenses, permits and other consents or approvals of governmental agencies, except in the case of clauses (ii), (iii),
(iv) and (v) for violations, breaches, defaults, terminations, cancellations, accelerations, creations, impositions, suspensions or revocations which would not individually or in the aggregate have a Parent Material Adverse Effect or prevent the consummation of the transactions contemplated hereby.

                  (d) Information Supplied. None of the information supplied or to be supplied by Parent or Sub for inclusion or incorporation by reference in the Offer Documents, the Schedule 14D-9, the Rule 14F-1 Statement or any proxy or information statement will, at the respective times the Offer Documents, the
Schedule 14D-9 and the Rule 14F-1 Statement are filed with the SEC or first published, sent or given to the Company's stockholders, or, in the case of any proxy or information statement, at the time any proxy or information statement is first mailed to the Company's stockholders or at the time of the meeting of the Company's stockholders held to vote on approval and adoption of this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Offer Documents will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, except that no representation or warranty is made by Parent or Sub with respect to statements made or incorporated by reference therein based on



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


information supplied by the Company for inclusion or incorporation by reference therein.

                  (e) Brokers. No broker, investment banker, financial advisor or other person, other than Parker/Hunter Incorporated, the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Sub.

                  (f) Financing. Parent has provided to the Company a complete and correct copy of its commitment letter from its financing source for the Offer and the Merger (the "Commitment Letter").

                                   ARTICLE V

                     CONDUCT OF BUSINESS PENDING THE MERGER

         SECTION 5.01. Conduct of Business by the Company. From the date hereof until the Effective Time, unless Parent shall otherwise agree in writing, or except as set forth on Schedule 5.01 of the Company Disclosure Letter, or as otherwise contemplated by this Agreement, the Company and the Company Subsidiaries shall conduct their business in the ordinary course consistent with past practice and shall use their reasonable best efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and key employees, subject to the terms of this Agreement. Without limiting the foregoing and except as otherwise provided in this Agreement, from the date hereof until the Effective Time, without the prior written consent of Parent , which consent shall not be unreasonably withheld:

                  (a) The Company will not adopt or propose any change in its Certificate of Incorporation or By-Laws;

                  (b) Other than declaration and payment of regular quarterly dividends not to exceed $0.06 per share of Common Stock, the Company will not, and will not permit any Company Subsidiary to, declare, set aside or pay any dividend or other distribution with respect to any shares of capital stock of the Company, or contract for or effect any repurchase, redemption or other acquisition or investment by the Company or any Company Subsidiary of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any Company Subsidiary;

                  (c) The Company will not, and will not permit any Company Subsidiary to, merge or consolidate with any other person or acquire a material amount of assets of any other person;

                  (d) The Company will not, and will not permit any Company Subsidiary to, sell, lease, license or otherwise surrender, relinquish or dispose of any assets or property which are material to the Company and the Company Subsidiaries, taken as a whole, except (x) pursuant to existing contracts or commitments (the terms of which have been disclosed to Parent prior to the date hereof), or (y) in the ordinary course of business consistent with past practice;

                  (e) The Company will not settle any material Audit, make or change any material Tax election or file amended Tax Returns;

                  (f) The Company will not issue or grant any securities or option or warrant to acquire any securities (except pursuant to existing obligations), enter into any amendment of any material term of any outstanding security of the Company or of any Company Subsidiary, incur any indebtedness or guarantee obligations of others except pursuant to existing credit facilities or arrangements, fail to make any required contribution to any Company ERISA Plan, increase compensation, bonus or other benefits payable to any employee or former employee or enter into any settlement or consent with respect to any pending litigation, except in the ordinary course of business consistent with past practice or as otherwise permitted by this Agreement;

                  (g) The Company will not change any method of accounting or accounting practice by the Company or any Company Subsidiary, except for any such required change in GAAP;

                  (h) The Company will not commit to any capital expenditures not in the ordinary course of business;

                  (i) The Company will not, and will not permit any Company Subsidiary to, agree or commit to do any of the foregoing; and

                  (j) except to the extent necessary to comply with the requirements of applicable laws and regulations, the Company will not, and will not permit any Company Subsidiary to (i) take, or agree or commit to take, any action that would make any representation and warranty of the Company hereunder inaccurate in any respect at, or as of any time prior to, the Effective Time or
(ii) omit, or agree or commit to omit, to take any action necessary to prevent any such representation or warranty from being inaccurate in any respect at any such time, provided, however that the Company shall be permitted to take or omit to take such action which can (without any uncertainty) be cured at or prior to the Effective Time.

                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

         SECTION 6.01.  Stockholder Approval; Preparation of Proxy Statement.

                  (a) If stockholder approval of this Agreement is required by law, the Company will, at Parent's request, duly call, give notice of, convene and hold a meeting of its stockholders (the "Stockholders Meeting") for the purpose of approving this Agreement and the transactions contemplated by this Agreement. The Company will, through its Board of Directors, recommend to its stockholders approval of this Agreement and the transactions contemplated by this Agreement; provided that Sub has purchased shares of Class A Common Stock pursuant to the Offer. Notwithstanding the foregoing, if Parent shall acquire such number of the outstanding shares of Class A Common Stock and Class B Common Stock as to be able to cause the Merger to become effective without a Stockholders' Meeting, the parties shall, at the request of Parent, take all necessary and appropriate action to cause the Merger to become effective without a Stockholders Meeting in accordance with the Company's Certificate of Incorporation and Section 253 of the DGCL.

                  (b) If stockholder approval of this Agreement is required by law, the Company will, at Parent's request, prepare and file a preliminary Proxy Statement with the SEC and will use its best efforts to respond to any comments of the SEC or its staff and to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after such filing. The Company will notify Parent promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Merger. If at any time prior to the approval of this Agreement by the Company's stockholders there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company will promptly prepare and mail to its stockholders such an amendment or supplement. The Company will not mail any Proxy Statement, or any amendment or supplement thereto, to which Parent reasonably objects.

                  (c) Sub agrees to vote, and Parent agrees to cause, all shares of Class A Common Stock purchased pursuant to the Offer and all other shares of Common Stock owned by Sub or any other subsidiary of Parent to be voted in favor of the approval of this Agreement.

         SECTION 6.02. Access to Information; Confidentiality. During the period prior to the Effective Time of the Merger, the Company will, and will cause each Company Subsidiary to, (i) give Parent, and Parent's officers, employees, accountants, counsel, financial advisors and other authorized representatives, reasonable access during regular business hours to all of its plants, offices, warehouses and other properties and to their employees, agents, independent accountants and all of their books, records, contracts and commitments AND, during such period, the Company will, and will cause each of its subsidiaries to, furnish promptly to Parent a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws; (ii) permit Parent, at its own expense, and its authorized representatives to make such inspections, including, without limitation, environmental assessments or surveys, during regular business hours as the Parent may reasonably require and
(iii) cause the Company officers and those of its subsidiaries to furnish Parent and its authorized representatives with such financial and operating data and other information with respect to the business and properties of the Company and the Company subsidiaries as Parent may from time to time reasonably request; provided, however, that such access shall be conducted in such a manner as to (1) avoid any undue disruption of the normal business operations of the Company and the Company Subsidiaries and (2) maintain the confidentiality of the Confidential Information, as defined in the Confidentiality Agreement, dated January 16, 1997 (the "Confidentiality Agreement"), between Parent and the Company, in accordance with the provisions set forth therein.

         SECTION 6.03.  Best Efforts; Notification.

                  (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Offer and the Merger, and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Persons and the making of all necessary registrations and filings (including filings with Governmental Persons, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Person, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of any of the transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Person vacated or reversed and (iv) the execution and delivery of any additional





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
instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing and to the extent possible under applicable law, the Company, Parent and Sub and their respective Boards of Directors shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Offer, the Merger, this Agreement or any of the other transactions contemplated by this Agreement, other than any such statutes or regulations the sole effect of which is to require a filing or notice, provided that the Company, Parent and Sub, as applicable, shall take all action necessary to comply with such filing and notice requirements, and (ii) if any state takeover statute or similar statute or regulation becomes applicable to the Offer, the Merger, this Agreement or any other transaction contemplated by this Agreement, take all action necessary to ensure that the Offer, the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Offer, the Merger and the other transactions contemplated by this Agreement.

                  (b) The Company shall give prompt notice to Parent, and Parent or Sub shall give prompt notice to the Company, of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect, including if necessary, by amendment to the Company Disclosure Letter (which amendments shall not affect or amend the representations and warranties of the Company set forth herein), and (ii) any failure by it to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

         SECTION 6.04.  Stock Plans.

                  (a) As soon as practicable following the date of this Agreement, the Board of Directors of the Company (or, if appropriate, any committee administering the Stock Plans, as defined below), shall adopt such resolutions or take such other actions as are required to adjust the terms of all outstanding stock options to purchase shares of Common Stock ("Stock Options") heretofore granted under any stock option, program or arrangement of the Company (collectively, the "Stock Plans") to provide that each Stock Option outstanding immediately prior to the acceptance for payment of shares of Common Stock pursuant to the Offer, whether or not vested, shall be canceled in exchange for a cash payment by Sub within five business days of the day shares of Class A Common Stock are purchased pursuant to the Offer, an amount equal to (i) the excess, if any, of
(x) the price per share of Class A Common Stock to be paid pursuant to the Offer over (y) the exercise price per share of Common Stock subject to such Stock Option, multiplied by (ii) the number of shares of Common Stock for which such Stock Option shall not theretofore have been exercised (the "Option Consideration").

                  (b) All amounts payable pursuant to this Section 6.04 shall be subject to any required withholding of taxes and shall be paid without interest. The Company shall use its best efforts to obtain all consents of the holders of the Stock Options as shall be necessary to effectuate the foregoing. Notwithstanding anything to the contrary contained in this Agreement, payment shall, at Parent's request, be withheld in respect of any Stock Option with respect to any holder until all necessary consents with respect to such holder are obtained.

                  (c) The Stock Plans shall terminate as of the Effective Time of the Merger, and the provisions in any other employee benefit, stock or other plan of the Company providing for the issuance, transfer or grant of any capital stock of the Company, any interest in respect of any capital stock of the Company, or any amounts derived from the value of any capital stock of the Company shall be deleted as of the Effective Time of the Merger, and the Company shall ensure that following the Effective Time of the Merger no holder of a Stock Option or any participant in any Stock Plan or other Company Plan shall have any right thereunder to acquire any capital stock of the Company or the Surviving Corporation.

         SECTION 6.05. Company Plans. Except as may be required by law, Parent agrees, and shall cause Sub, to continue for at least one year after the Effective Time to follow the Company's policies with respect to employees and employee benefits in effect immediately prior to the Effective Date. As set forth in Section 9.08, none of the employees of the Company is intended to be a third party beneficiary of this Section 6.05.

         SECTION 6.06.  Indemnification.

                  (a) The Certificate of Incorporation of the Surviving Corporation shall contain provisions with respect to matters occurring prior to the Effective Time that are no less favorable with respect to indemnification than are set forth in Article XV of the Second Restated Certificate of Incorporation of the Company (the "Company Certificate"), which provisions shall not be amended, repealed or otherwise modified in any manner that would have an adverse effect on the rights thereunder of individuals who as of the date of this Agreement or at the Effective Time are directors, officers, employees, fiduciaries or agents of the Company, unless such modification shall be required by law.

                  (b) The Company shall, to the fullest extent permitted under applicable law and regardless of whether the Merger becomes effective, indemnify and hold harmless, and, after the Effective Time, the Surviving Corporation shall, to the fullest extent permitted under applicable law, indemnify and hold harmless, each present and former director, officer, employee, fiduciary and agent of the Company and each Company Subsidiary and each fiduciary and agent of each such director and officer (collectively, the "Indemnified Parties") against all costs and expenses (including attorneys'
fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts ("Losses") paid in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), whether civil, criminal, administrative or investigative, arising out of or pertaining to any action or omission in their capacity as an officer, director, employee, fiduciary or agent of the Company or any Company Subsidiary, occurring before the Effective Time, until the expiration of the statute of limitations relating thereto (and shall pay any expenses in advance of the final disposition of such action or proceeding to each Indemnified Party to the fullest extent permitted under Delaware Law, upon receipt from the Indemnified Party to whom expenses are advanced of any undertaking to repay such advances required under Delaware
Law). In the event of any claim, action, suit, proceeding or investigation, to extent provided in the Company Certificate or the Certificate of the Surviving Corporation, as the case may be, (i) the Company or the Surviving Corporation, as the case may be, shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to the Company or the Surviving Corporation, promptly after statements therefor are received, and (ii) the Company and the Surviving Corporation shall cooperate in the defense of any such matter; provided, however, that neither the Company nor the Surviving Corporation shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld); and provided, further, that neither the Company nor the Surviving Corporation shall be obligated pursuant to this Section 6.06(b) to pay the fees and expenses of more than one counsel (plus appropriate local counsel) for all Indemnified Parties in any single action except to the extent that two or more of such Indemnified Parties shall have conflicting interests in the outcome of such action, in which case such additional counsel (including local counsel) as may be required to avoid any such likely conflict may be retained by the Indemnified Parties at the expense of the Company or the Surviving Corporation, to the extent that payment of such expense is permitted under the Company Certificate or the Certificate of the Surviving Corporation, as the case may be; and provided further that, in the event that any claim for indemnification is asserted or made, all rights to indemnification in respect of such claim shall continue until the disposition of such claim. Parent hereby guarantees the obligations of the Surviving Corporation and, following consummation of the Offer, of the Company under this Section 6.06(b).




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
                  (c) Parent shall cause the Surviving Corporation to, and the Surviving Corporation shall, use its reasonable efforts to maintain in effect for six years from the Effective Time, if available, the current directors' and officers' liability insurance policies maintained by the Company (provided that the Surviving Corporation may substitute therefore policies of at least the same coverage containing terms and conditions which are not materially less favorable) with respect to matter occurring prior to the Effective Time; provided, however, that in no event shall the Surviving Corporation be required to expend pursuant to this Section 6.06(c) more than an amount per year equal to 200% of current annual premiums paid by the Company for such insurance. In the event that, but for the proviso to the immediately preceding sentence, the Surviving Corporation would be required to expend more than 200% of current annual premiums, the Surviving Corporation shall obtain the maximum amount of such insurance obtainable by payment of annual premiums equal to 200% of current annual premiums.

                  (d) In the event the Company or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Company or the Surviving Corporation, as the case may be, or at Parent's option, Parent, shall assume the obligations set forth in this Section 6.06.

                  (e) Each of the Indemnified Parties is made a third party beneficiary of the obligations of the Parent, Sub, Company and Surviving Corporation under this Section 6.06.

         SECTION 6.07. Directors. Promptly upon the acceptance for payment of, and payment by Sub for, shares of Class A Common Stock pursuant to the Offer, Sub shall be entitled to designate such number of directors on the Board of Directors of the Company as will give Sub, subject to compliance with Section 14(f) of the Exchange Act, representation on such Board of Directors equal to at least that number of directors, rounded up to the next whole number, which is the product of (a) the total number of directors on such Board of Directors who are elected by the holders of Class A Common Stock pursuant to the Company Certificate (giving effect to the directors elected pursuant to this sentence) multiplied by (b) the percentage that (i) such number of shares of Class A Common Stock so accepted for payment and paid for by Sub plus the number of shares of Class A Common Stock otherwise owned by Sub or any other subsidiary of Parent bears to (ii) the total number of shares of Class A Common Stock outstanding, and the Company shall, at such time, cause Sub's designees to be appointed or elected; provided, however, that in the event that Sub's designees are to be appointed or





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
elected to the Board of Directors of the Company, until the Effective Time of the Merger, such Board of Directors shall have at least three directors who are directors on the date of this Agreement and who are not officers of the Company (the "Independent Directors"); and provided further that, in such event, if the number of Independent Directors shall be reduced below three for any reason whatsoever, any remaining Independent Directors (or Independent Director, if there shall be only one remaining) shall be entitled to designate persons to fill such vacancies who shall be deemed to be Independent Directors for purposes of this Agreement or, if no Independent Directors then remain, the other directors shall designate three persons to fill such vacancies who shall not be officers, stockholders or affiliates of the Company, Parent or Sub, and such persons shall be deemed to be Independent Directors for purposes of this Agreement. Subject to applicable law, the Company shall take all action requested by Parent necessary to effect any such appointment or election, including mailing to its stockholders the Information Statement containing the information required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, and the Company agrees to make such mailing with the mailing of the Schedule 14D-9 (provided that Sub shall have provided to the Company on a timely basis all information required to be included in the Information Statement with respect to Sub's designees). In connection with the foregoing, the Company will promptly, at the option of Sub, either increase the size of the Company's Board of Directors or obtain the resignation of such number of its current directors as is necessary to enable Sub's designees to be elected or appointed to the Company's Board of Directors as provided above.

         SECTION 6.08. Public Announcements. Parent and Sub, on the one hand, and the Company, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Offer and the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with, or regulations or requirements of, any securities exchange. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement is set forth in Exhibit B to this Agreement.

         SECTION 6.09. Stockholder Litigation. The Company shall consult with Parent in the defense or settlement of any stockholder litigation against the Company and its directors relating to any of the transactions contemplated by this Agreement; provided, however, that no such settlement shall be agreed to without Parent's consent, which consent shall not be unreasonably withheld.




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
         SECTION 6.10 Acquisition Proposals.

                  (a) From the date hereof until the termination hereof, the Company and the Company Subsidiaries will not, and will cause their respective officers, directors, employees or other agents not to, directly or indirectly,
(i) take any action to solicit, initiate or encourage any Acquisition Proposal (as hereinafter defined) provided that no public announcement made by the Company prior to the date hereof regarding the transactions contemplated hereby shall be deemed a violation of this Section 6.10(a)(i), or (ii) engage in negotiations with, or disclose any nonpublic information relating to the Company or the Company Subsidiaries, respectively, or afford access to their respective properties, books or records to any person in connection with an Acquisition Proposal. Nothing contained in this Section 6.10 shall prohibit the Company and its Board of Directors (or any committee thereof) from (x) taking and disclosing a position with respect to a tender offer by a third party pursuant to Rules 14d-9 and 14e-2(a) promulgated by the SEC under the Exchange Act, or (y) considering, negotiating, discussing, approving or recommending to the stockholders of the Company a bona fide Acquisition Proposal not solicited in violation of this Agreement if and only to the extent that, (A) such Board of Directors determines in good faith upon the advice of counsel that such action is required for the Board of Directors to comply with its fiduciary duties to stockholders imposed by law, and (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, the Company provides written notice to Parent to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity. Either Parent or (provided the Company and its Board of Directors have complied with the above requirements of this Section 6.10(a)) the Company may terminate this Agreement if the Company or its Board of Directors approves or recommends to the Company's stockholders an Acquisition Proposal or the Board of Directors of the Company withdraws its recommendation that the stockholders accept and approve the transactions contemplated by this Agreement.

                  (b) The term "Acquisition Proposal" as used herein means any proposal or offer from any person (other than Parent or Sub) relating to (i) any direct or indirect acquisition or purchase of any equity interest in, or a substantial amount of assets of, the Company or Subsidiaries, (ii) any tender offer or exchange offer (including a self-tender offer) involving the equity securities of the Company, (iii) any merger, consolidation, recapitalization, liquidation, business combination or similar transaction involving the Company other than the transactions contemplated by this Agreement or (iv) any other extraordinary transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or materially delay the transactions contemplated by this Agreement.

                  (c) The Company shall immediately cease and cause to be terminated any existing discussions or negotiations with any persons (other than each other) conducted heretofore with respect to any of the foregoing transactions referenced in this Section 6.10.

         SECTION 6.11. Filings; Other Action. Subject to the terms and conditions herein provided, as promptly as practicable, the Company, Parent and Sub shall: (i) promptly make all filings and submissions under the HSR Act as may be required to be made in connection with this Agreement and the transactions contemplated hereby, (ii) use all reasonable efforts to cooperate with each other in (A) determining which filings are required to be made prior to the Effective Time with, and which material consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States, the several states or District of Columbia, and foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (B) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations, and
(iii) use all reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary or appropriate to consummate the transactions contemplated by this Agreement. In connection with the foregoing, the Company will provide Parent, and Parent and Sub will provide the Company, with copies of correspondence, filings or communications (or memoranda setting forth the substance thereof) between such party or any of its representatives, on the one hand, and any governmental agency or authority or members of their respective staffs, on the other hand, with respect to this Agreement and the transactions contemplated hereby. Each of Parent, Sub and the Company acknowledge that certain actions may be necessary with respect to the foregoing in making notifications and obtaining clearances, consents, approvals, waivers or similar third party actions which are material to the consummation of the transactions contemplated hereby, and each of Parent, Sub and the Company agree to take such action as is necessary to complete such notifications and obtain such clearances, approvals, waivers or third party actions.

         SECTION 6.12. Directors of Parent. Effective as of the Effective Time, Parent shall cause Anthony C. Rego and Charles A. Rini to be elected to the Board of Directors of Parent.

         SECTION 6.13. Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using all reasonable efforts to obtain all necessary waivers, consents and approvals in connection with the Governmental Requirements, to effect all necessary registrations and filings and to obtain all necessary financing. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of Parent, Sub and the Company shall take all such necessary action.

         SECTION 6.14. Shares Held by Company Subsidiaries. The Company agrees to cause each of the Company Subsidiaries that owns any shares of Common Stock to not tender any such shares pursuant to the Offer.

         SECTION 6.15. Employment Agreements. Concurrently herewith, the employment agreements attached as Exhibits D and E hereto shall be executed by all parties thereto.

         SECTION 6.16. Merger Certificate. Parent shall file or cause Sub to file the Certificate of Merger referenced in Section 7.01(a) as soon as practicable, but in no event more than two business days after the satisfaction of the conditions set forth in Article VII.

         SECTION 6.17. Provision of Funds. Parent shall make available to Sub all funds required to consummate the Offer and the Merger.

                                  ARTICLE VII

                              CONDITIONS PRECEDENT

         SECTION 7.01. Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver on or prior to the Effective Time of the Merger of the following conditions:

                  (a) Stockholder Approval. If required by applicable law, this Agreement shall have been approved and adopted by the affirmative vote of the stockholders of the Company by the requisite percentage in accordance with applicable law and the Company's Certificate of Incorporation, and the Certificate of Merger shall have been executed and delivered by the Surviving Corporation and filed in the Department of State of the State of Delaware.

                  (b) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that each of the parties shall have used its best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any injunction or other order that may be entered,

                  (c) Regulatory Approvals. All regulatory and related approvals (in addition to any approval contemplated by the HSR Act) shall have been obtained on terms mutually satisfactory to Parent and the Company, except for any the failure of which to obtain would not have a material adverse effect on either Parent or the Surviving Corporation,

                  (d) Offer. Sub or its permitted assignee shall have purchased all Class A Common Stock validly tendered and not withdrawn pursuant to the Offer; provided, however, that this condition shall not be applicable to the obligations of Parent or Sub if, in breach of this Agreement or the terms of the Offer, Sub fails to purchase any Class A Common Stock validly tendered and not withdrawn pursuant to the Offer.

                                  ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

         SECTION 8.01. Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time notwithstanding approval thereof by the stockholders of the Company, but prior to the Effective Time of the Merger, in any one of the following circumstances:

                  (a) by mutual written consent of Parent and the Company except if shares of Class A Stock have been purchased pursuant to the Offer;

                  (b)      by either Parent, Sub or the Company:

                           (i)  if, upon a vote at a duly held
                  Stockholders Meeting or any adjournment thereof, any required approval of the Stockholders of the Company shall not have been obtained;

                           (ii) if (x) Sub shall not have commenced the Offer
                  within the time required by Section 1.01 of this Agreement,
                  (y) as the result of the failure of any of the conditions set forth in Exhibit A to this Agreement, the Offer shall have been terminated by Parent or expired in accordance with its terms without Sub having purchased shares of Class A Common Stock pursuant to the Offer or (z) Sub shall not have purchased shares of Class A Common Stock pursuant to the Offer within 90 days following the date of this Agreement; provided, however, that the passage of the period referred to in clause (z) shall be tolled for any part thereof during which any party shall be subject to a nonfinal order, decree, ruling or action restraining, enjoining or otherwise prohibiting the purchase of shares of Class A Common Stock pursuant to the Offer or the consummation of the Merger; and provided further that the right to terminate this Agreement pursuant to this Section 8.01(b)(ii) shall not be available to any party whose failure to fulfill any of its obligations under this Agreement results in the failure of any such condition;

                           (iii) if the Merger shall not have been consummated
                  on or before the date six (6) months following the date of this Agreement, unless the failure to consummate the Merger is the result of a willful and material breach of this Agreement by the party seeking to terminate this Agreement; provided, however, that the passage of such period shall be tolled for any part thereof during which any party shall be subject to a nonfinal order, decree, ruling or action restraining, enjoining or otherwise prohibiting the consummation of the Merger or the calling or holding of the Stockholders Meeting; provided, further that no party shall be entitled to terminate this Agreement pursuant to this
                  Section 8.01(b)(iii) if shares of Class A Common Stock have been purchased pursuant to the Offer; or

                           (iv) if any Governmental Entity shall have issued an
                  order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the purchase of shares of Class A Common Stock or Class B Common Stock pursuant to the Offer or the Merger and such order, decree, ruling or other action shall have become final and nonappealable; or

                  (c)      by either Parent or Company pursuant to Section
                  6.10.

         SECTION 8.02. Effect of Termination. Subject to Section 8.06(b), in the event of termination of this Agreement by either the Company, Parent or Sub as provided in Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of (i) the Company, other than the provisions of Sections 8.06 and 9.06 or (ii) on the part of Parent or Sub, other than the provisions of Section 9.06, except to the extent that such termination results from the material breach by Parent or Sub of any of its representations, warranties, covenants or agreements set forth in this Agreement.

         SECTION 8.03. Amendment. To the extent permitted by applicable law, this Agreement may be amended by the parties at any time before or after any required approval of matters presented in connection with the Merger by the stockholders of the Company; provided, however, that after any such approval, there shall not be made any amendment that by law requires further approval by such stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

         SECTION 8.04. Extension; Waiver. At any time prior to the Effective Time of the Merger, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 8.03, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

         SECTION 8.05. Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 8.01, an amendment of this Agreement pursuant to Section 8.03 or an extension or waiver pursuant to Section 8.04 shall, in order to be effective, require (a) in the case of Parent, Sub or the Company, action by its Board of Directors or the duly authorized designee of its Board of Directors and (b) in the case of the Company, action by a majority of the members of the Board of Directors of the Company who were members thereof on the date of this Agreement and remain as such thereafter or the duly authorized designee of such members and approval by a majority of Independent Directors.

             SECTION 8.06.  Effect of Termination and Abandonment.

                   (a)      Termination Fees and Expenses.

                           (i) Parent shall be entitled to receive from the
                   Company a termination fee in the amount of $10,000,000 if this Agreement is terminated or Sub does not purchase shares of Class A Common Stock pursuant to the Offer because the Company or its Board of Directors approves or recommends to the Company's stockholders an Acquisition Proposal or in connection with an Acquisition Proposal the Board of Directors of the Company withdraws its recommendation that the stockholders of the Company accept and approve the transactions contemplated by this Agreement;

                           (ii) Parent shall be entitled to receive from the
                  Company a termination fee in the amount of $5,000,000 if Sub has not purchased shares of Class A Common Stock pursuant to the Offer as a result of (x) the failure of the conditions set forth in clause (ii) of the first paragraph of Exhibit A to this Agreement or paragraph (f) of Exhibit A to this Agreement to be satisfied or (y) the failure of the holders of Class A Common Stock to have validly tendered and not withdrawn prior to the expiration of the Offer that number of shares of Class A Common Stock which would represent the minimum number of outstanding shares of Class A Common Stock, determined immediately prior to the consummation of the Offer, that would enable Parent and Sub to consummate the Merger under the Company's Certificate of Incorporation notwithstanding the negative vote of all shares of Class A Stock not acquired by Sub in the Offer and the negative vote of all shares of Class B stock as to which the beneficial owners have not executed and delivered the Stockholders' Agreement; and

                           (iii) Parent shall be entitled to receive from the
                  Company a topping fee in the amount of $10,000,000 in the event that following any termination of this Agreement (other than solely because Parent or Sub failed to fulfill any of their obligations under this Agreement) the Board of Directors of the Company approves or recommends an Acquisition Proposal to the Company's stockholders on or before November 30, 1997, which amount shall be due and payable upon consummation of the transactions contemplated by such Acquisition Proposal.

                  Under no circumstances shall the Company be obligated to pay more than $10,000,000 pursuant to this Section 8.06(a). Therefore, if the Company has paid $5,000,000 pursuant to Section 8.06(a)(ii) and subsequently becomes obligated to make a payment to Parent pursuant to Section 8.06(a)(iii), the $10,000,000 payment under Section 8.06(a)(iii) shall be reduced by the $5,000,000 payment previously paid under Section 8.06(a)(ii). If circumstances should occur giving rise to the payment of fees under more than one of the above clauses, the Company shall pay solely under the clause requiring the highest fee.

                  (b) If Parent has received the full amount of any payment under Section 8.06(a), neither Parent nor Sub shall assert or pursue, directly or indirectly, whether arising under tort, contract, or otherwise, any claim or cause of action against any of the Company or any person making an Acquisition Proposal or their respective directors, officers or representatives based in whole or part upon its or their receipt, consideration, recommendation or approval of an Acquisition Proposal, including the Company's exercise of its right of termination pursuant to this Article VIII.

                  (c) It is understood and agreed by the parties hereto that the termination and topping fees provided for in Section 8.06(a)(i), (ii) and
(iii) are intended to constitute liquidated damages, since the actual amount of damages which would be sustained by Parent and Sub as a result of such termination is difficult, if not impossible, of ascertainment and that the agreement of the parties with regard to the payment of the foregoing sum as liquidated damages represents a good faith effort by each of the parties to establish the reasonable amount of restitution necessary to provide for recovery of all costs and expenses associated with efforts to consummate the Offer and the Merger, including, without limitation, opportunity costs.

                                   ARTICLE IX

                               GENERAL PROVISIONS

         SECTION 9.01. Survival of Representations, Warranties and Agreements. No representations or warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive beyond the Effective Time. This Section 9.01 shall not limit any covenant or agreement after the Effective Time.

         SECTION 9.02. Notices. All notices, claims, demands and other communications hereunder shall be in writing and shall be deemed given upon (a) confirmation of receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand or (c) the expiration of five business days after the day when mailed by registered or certified mail (postage prepaid, return receipt requested), addressed to the respective parties at the following addresses (or such other address for a party as shall be specified by like notice):

                  (a)      If to Parent or Sub, to:

                           Talon, Inc.
                           101 Kappa Drive
                           RIDC Park
                           Pittsburgh, PA 15238-2809
                           Attention: David S. Shapira
                           Facsimile: (412) 963-2540

                           with a copy to:

                           Cohen & Grigsby, P.C.
                           2900 CNG Tower
                           625 Liberty Avenue
                           Pittsburgh, PA 15222
                           Attention: Charles C. Cohen, Esquire
                           Facsimile: (412) 391-3382

                  (b)      if to Company, to:

                           Mojo, Inc.
                           5300 Richmond Road
                           Bedford Heights, OH  44146
                           Attention: Anthony C. Rego, Charles A. Rini, Sr.
                           Facsimile: (216) 591-2972

                           with a copy to:

                           Kohrman Jackson & Krantz P.L.L.
                           1375 East Ninth Street
                           One Cleveland Center, 20th Floor
                           Cleveland, OH 44114
                           Attention: S. Lee Kohrman, Esquire
                           Facsimile: (216) 621-6536

         SECTION 9.03. Descriptive Headings. Headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 9.04. Entire Agreement; Assignment. This Agreement (including the Schedules, Exhibits and other documents and instruments referred to herein which are incorporated herein and made a part of this Agreement) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings both written and oral among the parties or any of them, with respect to the subject matter hereof, including, without limitation, any transaction between or among the parties hereto except the terms of the Confidentiality Letter shall remain in full force and effect; (b) is not intended to confer upon any other person any rights or remedies hereunder; and
(c) shall not be assigned by operation of law or otherwise.

         SECTION 9.05. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to the provisions thereof relating to conflicts of law.

         SECTION 9.06. Expenses and Fees. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses. The provisions of Section 8.06 shall survive the termination of this Agreement.

         SECTION 9.07. Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of' which shall constitute one and the same agreement. This Agreement shall become effective when each party hereto shall have received counterparts thereof signed by all of the other parties hereto.

         SECTION 9.08. Severability; Validity; Parties in Interest. If any provision of this Agreement, or the application thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable. Except as set forth in Section 6.06, nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         SECTION 9.09. Jurisdiction. Any legal action or proceeding with respect to this Agreement or any document related hereto shall be brought by Company, Parent or Sub in the Court of Common Pleas, Allegheny County, Pennsylvania or the United States District Court for the Western District of Pennsylvania, and by execution and delivery of this Agreement or any document related hereto, each of the Company, Parent or Sub hereby consents, for itself and in respect of its property, to this jurisdiction of the aforesaid courts. Each of the parties hereto hereby irrevocably waives, to the extent permitted by applicable law, any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which such party may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Agreement or any document related hereto.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by an officer thereunto duly authorized on the day and year first above written,

                                        GIANT EAGLE, INC.

                                        By      /s/ DAVID S. SHAPIRA
                                          ---------------------------------
                                        Name:   David S. Shapira
                                        Title:  CEO



                                        TALON ACQUISITION COMPANY

                                        By      /s/ RAYMOND J. BURGO
                                          ---------------------------------
                                        Name:   Raymond J. Burgo
                                        Title:  President



                                        RISER FOODS, INC.

                                        By      /s/ ANTHONY C. REGO
                                          ---------------------------------
                                        Name:   Anthony C. Rego
                                        Title:  Chairman of the Board and
                                                Chief Executive Officer

                                                                      EXHIBIT A

                            CONDITIONS OF THE OFFER

                  Notwithstanding any other term of the Offer or the Agreement and Plan of Merger dated May _____, 1997 among [to come], (the "Merger Agreement") Sub shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-l(c) under the Exchange Act (relating to Sub's obligation to pay for or return tendered shares of Class A Common Stock after the termination or withdrawal of the Offer), to pay for any shares of Class A Common Stock tendered pursuant to the Offer unless (i) there shall have been validly tendered and not withdrawn prior to the expiration of the Offer that number of shares of Class A Stock which would represent at least 80% of the outstanding shares of Class A Stock as determined immediately prior to the acceptance of shares tendered in the Offer (the "Minimum Tender Condition"), (ii) the holders of at least 80% of the issued and outstanding shares of Class B Common Stock shall have executed and delivered the Stockholders' Agreement not later than 5:00 p.m. Eastern Time, on [insert date which is 15 days after Offer Documents are mailed] and shall have fully performed their obligations thereunder, and (iii) any waiting period under the HSR Act applicable to the purchase of shares of Common Stock pursuant to the Offer and/or the Merger shall have expired or been terminated. Furthermore, notwithstanding any other term of the Offer or the Merger Agreement, Sub shall not be required to commence or continue the Offer or accept for payment or, subject as aforesaid, to pay for any shares of Class A Common Stock not theretofore accepted for payment or paid for, and may terminate or amend the Offer if, at any time on or after the date of the Merger Agreement and before the acceptance of such shares for payment or the payment therefor, any of the following conditions exists:

                  (a) No Litigation. There shall have been entered in any action or proceeding before any Governmental Person an injunction or order, (i) prohibiting or limiting the acquisition by Parent or Sub of any shares of Common Stock, (ii) restraining or prohibiting or otherwise rendering unenforceable the consummation of the Merger or any of the other transactions contemplated by or provisions of the Merger Agreement or the Stockholders' Agreement, (iii) prohibiting or limiting the ownership or operation by the Company, Parent or any of their respective subsidiaries of any material portion of the business or assets of the Company, Parent or any of their respective subsidiaries, or to compel the Company, Parent or any of their respective subsidiaries to dispose of or hold separate any material portion of the business or assets of the Company, Parent or any of their respective subsidiaries, as a result of the Merger or any of the other transactions contemplated by the Merger Agreement, (iv) imposing limitations on the ability of Parent or Sub to acquire or hold, or exercise full rights of ownership of, any shares of Common Stock, including, without limitation, the right to vote the Common Stock purchased by Sub on all matters properly presented to the stockholders of the Company, or (v) requiring the Company, Parent or Sub to pay damages that reasonably can be foreseen, or are reasonably likely, to result in a Company Material Adverse Effect; or

                  (b) there shall be any statute, rule, regulation, legislation, interpretation, judgment, order or injunction that is or could reasonably be expected to result, directly or indirectly, in any of the consequences referred to in clauses (i) through (v) of paragraph (a) above; or

                  (c) there shall have occurred any material adverse change, or any development that, insofar as reasonably can be foreseen, is reasonably likely to result in a Company Material Adverse Effect; or

                  (d) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States (excluding any coordinated trading halt triggered solely as a result of a specified decrease in a market index), (ii) any material adverse change in the financial markets, commodities markets or major stock exchange indices in the United States, (iii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, or (iv) a commencement of a war or armed hostilities or other national or international calamity directly or indirectly involving the United States; or

                  (e) (i) the Board of Directors of the Company or any committee thereof shall have withdrawn or modified in a manner adverse to Parent or Sub its approval or recommendation of the Offer, the Merger or the Merger Agreement, or approved or recommended any Acquisition Proposal, (ii) the Company shall have entered into any agreement (other than a confidentiality agreement or engagement letter with an investment bank) with respect to any Acquisition Proposal or
         (iii) the Board of Directors of the Company or any committee thereof shall have resolved to do any of the foregoing; or

                  (f) (i) any of the representations and warranties of the Company set forth in the Merger Agreement that are qualified as to materiality shall not be true and correct and any such representations and warranties that are not so qualified shall not be true and correct in any material respect, in each case as if such representations and warranties were made as of such time; or (ii) the Company shall have failed to perform in any material respect any obligation or to comply in any material respect with any agreement or covenant of the Company to be performed or complied with by it under the Merger Agreement and such failure continues for five business days after receipt by the Company of notice from Parent specifying such failure; or

                  (g) the Merger Agreement shall have been terminated in accordance with its terms, including without limitation a termination by Parent or the Company pursuant to Section 6.10; or

                  (h) Sub, Parent and the Company (with the approval of a majority of its Independent Directors) shall have mutually agreed that Sub shall terminate the Offer or postpone the acceptance for payment of or payment for shares of Class A Common Stock thereunder;

which, in the sole judgment of Sub or Parent, in any such case, and regardless of the circumstances giving rise to any such condition (including any action or inaction by Parent or any of its affiliates), makes it inadvisable to proceed with such acceptance for payment or payment,

                  The foregoing conditions are for the sole benefit of Sub and Parent and may be asserted by Sub or Parent regardless of the circumstances giving rise to such condition or may be waived by Sub and Parent in whole or in part at any time and from time to time in their sole discretion. The failure by Parent, Sub or any other affiliate of Parent at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to particular facts and circumstances shall not be deemed a waiver with respect to any other facts and circumstances and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

                  Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Merger Agreement.

                                    ANNEX II

             SECTION 262 OF THE GENERAL CORPORATION LAW OF DELAWARE

     SECTION 262 APPRAISAL RIGHTS. (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to ss. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to ss. 251 (other than a merger effected pursuant to subsection (g) of ss. 251), 252, 254, 257, 258, 263 or 264 of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the holders of the surviving corporation as provided in subsection (f) of ss. 251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to ss.ss. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

               a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

               b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

               c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

               d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under ss. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d)   Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to ss.228 or ss.253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
     (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation of any stockholder who has complied with subsections 9(a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in such a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have been become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrower money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertified stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be changed pro rata against the value of all of the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceedings in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                    ANNEX III

                             HOULIHAN LOKEY OPINION

                      HOULIHAN LOKEY HOWARD & ZUKIN CAPITAL
                               INVESTMENT BANKERS

May 13, 1997

To The Board of Directors
 Riser Foods, Inc.

To The Board of Directors
 Riser Foods, Inc.

Gentlemen:

     We understand that Riser Foods, Inc. (the "Company") is entering into an agreement (the "Agreement") with Giant Eagle, Inc. ("Giant Eagle"), pursuant to which the Company would become a wholly-owned subsidiary of Giant Eagle. We further understand that pursuant to the Agreement, Giant Eagle proposes to acquire all of the outstanding shares of the Company's Class A and Class B common stock at a price per share of $42.00 in cash (the "Consideration"), pursuant to a tender offer for the Class A common shares (the "Tender Offer"), followed by the merger in which all of the Company's Class A common shares not previously purchased in the Tender Offer and all of the Company's Class B common shares, subject to the rights of Dissenting Stockholders (as defined in the Agreement), would receive $42.00 per share in cash (collectively, the "Transaction").

     Houlihan Lokey Howard & Zukin Capital ("Houlihan Lokey") is an investment banking firm primarily engaged in the valuation of businesses and securities, the financial restructuring of businesses and their capital structures, the purchase and sale of businesses for clients and the financing of businesses.

     Houlihan Lokey has been retained by the Company to advise and assist it with respect to the Transaction. We have advised the Company in the past with respect to other investment banking matters. We have not been requested to, and did not, solicit third party indications of interest in acquiring all or any part of the Company or the Class A or Class B common shares.

     You have requested our opinion (the "Opinion") as to the fairness from a financial point of view to the stockholders of the Company of the Consideration to be received by the stockholders in connection with the Transaction. The Opinion does not address the Company's underlying business decision to effect the Transaction.

     In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

          1. reviewed the Company's annual reports to shareholders and on Form 10-K for the fiscal years ended June 30, 1992 through June 30, 1996, Form 10-Qs for the periods ended October 19, 1996 and January 11, 1997 (including financial statements contained therein), and unaudited financial statements for the quarter ended April 5, 1997, which the Company's management has identified as being the most current financial statements available;

          2. reviewed the Agreement and Plan of Merger among the Company, Giant Eagle, and Merger Company ("Merger Agreement"), dated May 13, 1997;

          3. reviewed the employment agreements between Giant Eagle and each of the two senior executives of the Company, dated May 13, 1997;

          4. discussed with certain members of the senior management of the Company the operations, financial condition, future prospects and projected operations and performance of the Company;

          5. visited certain retail stores and other facilities of the Company;

          6. reviewed detailed projected financial statements, dated February 22, 1997, prepared by the Company's management with respect to the Company for the years ended June 28, 1997 through June 29, 2002; also, reviewed more recent earnings per share estimates prepared by the Company's management for the periods through fiscal year 2002;

          7. reviewed the historical market prices and trading volume for the Company's publicly traded securities;

          8. reviewed certain publicly available financial data for certain companies that we deem comparable to the Company, and publicly available prices and premiums paid in other transactions that we considered similar to the Transaction; and

          9. conducted such other studies, analyses and inquiries as we have deemed appropriate.

     In our review and analysis and in arriving at the Opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all of the financial and other information provided us or publicly available. We have also relied upon and assumed, without independent verification, that the detailed projected financial statements provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of the Company, and that there has been no material change in the assets, financial condition, business or prospects of the Company since the date of the most recent financial statements made available to us.

     We have not made any physical inspection or independent appraisal of any of the properties or assets of the Company. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

     Based upon the foregoing, and in reliance thereon, it is our opinion that the Consideration to be received by the stockholders of the Company in connection with the Transaction is fair from a financial point of view.

                                    NEW YORK

                         31 WEST 52ND STREET, 11TH FLOOR
                          NEW YORK, NEW YORK 10019-6118
                        TEL 212.582.5000 FAX 212.582.7405

                         BROKER/DEALER SERVICES THROUGH
                     HOULIHAN LOKEY HOWARD & ZUKIN CAPITAL.

LOS ANGELES  CHICAGO  SAN FRANCISCO  MINNEAPOLIS  WASHINGTON, D.C.  DALLAS  ATLANTA  TORONTO

                                    ANNEX IV

                                McDONALD OPINION

                                                  MEMBER NEW YORK STOCK EXCHANGE

                                                      MCDONALD INVESTMENT CENTER
                                                            800 SUPERIOR AVENUE
                                                      CLEVELAND, OHIO 44114-2603
                                                                 216-443-2300

                                  May 13, 1997

The Independent Directors
Riser Foods, Inc.
5300 Richmond Rd.
Bedford Heights, OH 44146

Gentlemen:

         You have requested our opinion (the "Opinion") as to the fairness, from a financial point of view, of the consideration of $42.00 per common share (the "Consideration") to be paid by Giant Eagle, Inc. ("GEI") to the holders of the issued and outstanding Class A and Class B shares of Common Stock (the "Common Stock") of Riser Foods, Inc. (the "Company") in conjunction with the proposed acquisition of all of the outstanding shares of the Company's Class A Common Stock and Class B Common Stock by GEI (the "Transaction").

         McDonald and Company Securities, Inc. ("McDonald"), as part of its investment banking business, is customarily engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. McDonald has not had an investment banking relationship with the Company and has not been involved in identifying prospective purchasers of the Company or negotiating the price or terms of the Transaction.

         In rendering the Opinion we have made such reviews and analyses as we have deemed necessary. Among other things, we have reviewed and analyzed the following information:

         (i) the "Draft" Agreement and Plan of Merger dated May 5, 1997 (the "Agreement");

         (ii) the Company's Annual and 10K Reports for the years ended June 29, 1996, July 1, 1995, July 2, 1994, July 3, 1993 and June
                  27, 1992;

         (iii) the Company's 10Q reports for the first two quarters of Fiscal 1997;

         (iv) the Company's Proxy Statements for the years ended June 29, 1996, July 1, 1995 and July 2, 1994;

         (v) the Company's detailed internal financial reports for the period ended April 5, 1997 and for the years ended June 29, 1996 and July 1, 1995;

         (vi) the Company's internal budgets for the fourth quarter of Fiscal 1997;

         (vii) the Company's capital expenditure budgets for the fourth quarter of Fiscal 1997, as well as the entire Fiscal 1998 budget;

         (viii) Management's detailed projections of the Company's results of operations of each of the five fiscal years ended June 29, 2002, prepared for internal planning purposes (the "Base Case Projections"), together with management's projections of earnings per share for such periods assuming revenue and earnings growth exceeding the levels reflected in the Base Case Projections;

         (ix) the performance of the Company's Common Stock in public trading since June, 1988 with emphasis on the latest twelve months;

         (x) certain publicly available information concerning the Company, including reports published by equity analysts with other investment banks containing annual earnings estimates for the Company through 1998;

         (xi) certain publicly available information with respect to certain other retail and wholesale grocery companies that we believe to be comparable to the Company and the trading markets for certain of such other companies' securities;

         (xii) certain publicly available information concerning the nature and terms of other transactions involving retail and wholesale grocery companies that we consider relevant to our inquiry;

         (xiii) the condition of the Bedford Heights, Ohio Warehouse and Corporate Headquarters, the Maple Heights, Ohio Warehouse, the Bedford Heights, Ohio Ice Cream plant, and a representative group of the retail grocery stores;

         (xiv)    the Company's leases of its retail grocery stores;

         (xv)     the Company's agreements with its two primary labor unions;

         (xvi) the draft employment agreements with GEI concerning certain senior managers;

         (xvii) data and explanations discussed during interviews with the Company's Chief Financial Officer.

         We also considered such other data and information we judged necessary to render the Opinion.

         In our review and analysis and in arriving at the Opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided us or publicly available and have assumed and relied upon the representations and warranties of the Company contained in the Agreement. We have not been engaged to, and have not independently attempted to, verify such information. We have also relied upon the management of the Company as to the reasonableness and achievability of the Company's financial and operating projections (and the assumptions and basis therefor) provided to us and, have assumed that the Base Case Projections reflect the best currently available estimates and judgments of the Company's management and that such projections and forecasts will be realized in the amounts and in the time periods currently estimated by the management of the Company. We have not been engaged to assess the achievability of such projections or the assumptions on which they were based and express no view as to such projections or assumptions. In addition, we have not conducted an appraisal of any of the assets, properties or facilities of the Company nor have we been furnished with any such appraisal. We have also assumed that the conditions to the Transaction as set forth in the Agreement would be satisfied and the Transaction would be consummated on a timely basis in the manner contemplated by the Agreement.

         It is understood that the Opinion was prepared for the use of the Independent Directors of the Company. The Independent Directors and the remaining members of the Company's Board of Directors will be entitled to rely on the Opinion in their assessment of the Transaction. The Opinion may be included in a Proxy Statement upon McDonald's review and consent. The Opinion does not constitute a recommendation to any shareholder of the Company as to whether or not to tender shares pursuant to any tender offer contemplated by the Agreement nor as to how such shareholders should vote at any shareholders' meeting held in connection with the Transaction.

         It should be noted that the Opinion is based on economic and market conditions and other circumstances existing on, and information made available as of, the date hereof and does not address any matters subsequent to such date. In addition, the Opinion is, in any event, limited to the fairness, as of the date hereof, from a financial point of view, of the Consideration to be received by the holders of the Company's Common Stock.

         McDonald will receive a fee from the Company for our services in rendering the Opinion, none of which is contingent upon the consummation of the Transaction, as well as the Company's agreement to indemnify us under certain circumstances.

         Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be received by the holders of the Company's Common Stock pursuant to the Agreement is fair, from a financial point of view, to the shareholders.

                                Very truly yours,

                                McDONALD & COMPANY SECURITIES, INC.

                                By: Mark A. Filippell
                                Mark A. Filippell
                                Managing Director